As filed with the U.S. Securities and Exchange Commission on November 10, 2021.

Registration No. 333-260360

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

_________________________

MANA CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

_________________________

Delaware	6770	87-0925574
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8 The Green
Suite #12490
Dover, Delaware 19901
Address of the principal executive office
Telephone number: (302) 281-2147

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________

Jonathan Intrater

Chief Executive Officer
8 The Green
Suite #12490
Dover, Delaware 19901
Telephone Number: (302) 281-2147
Agent for Service

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________

Copies to:

Jie Chengying Xiu, Esq. Michael Goldstein, Esq. Becker & Poliakoff LLP 45 Broadway, 17th Floor New York, New York 10006 Telephone: (212) 599-3322	Brad L. Shiffman, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 Telephone: (212) 885-5000

_________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Share of Common Stock, one-half of one Redeemable Warrant, and one Right to acquire 1/7 of one share of Common Stock (2)(8)	7,130,000 Units	$10.00	$71,300,000	$6,609.51
Common Stock included as part of the Units(2)(8)	7,130,000 Shares	—	—	—	(3)
Redeemable Warrants included as part of the Units(2)(8)	3,565,000 Warrants	—	—	—	(3)
Rights included as part of the Units(2)(8)	7,130,000 Rights	—	—	—	(3)
Common Stock underlying Redeemable Warrants included as part of the Units(2)(8)	3,565,000 Shares	$11.50	$40,997,500	$3,800.47
Common Stock underlying the Rights included as part of the Units(2)(8)	1,018,571 Shares	$10.00	$10,185,710	$944.22
Private Warrants to purchase common stock(2)(4)	2,500,000 Warrants	—	—	—	(5)
Common Stock underlying Private Warrants (2)(6)	2,500,000 Shares	$11.50	$28,750,000	$2,665.13
Common Stock, par value $0.00001 per share(2)(7)	1,782,500 Shares	$10.00	$17,825,000	$1,652.38
Total			$169,058,210	$15,672	(9)

____________

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	No fee pursuant to Rule 457(g).

(4)	Represents the resale of the 2,500,000 private warrants.

(5)	In accordance with Rule 457(i) under the Securities Act, the entire registration fee for these private warrants is allocated to the shares of common stock underlying the private warrants, and no separate fee is payable for the private warrants.

(6)	Represents the resale of 2,500,000 shares of common stock issuable upon exercise of the private warrants.

(7)	Represents the resale of 1,550,000 shares of common stock held by the sponsor and issuance of 232,500 shares to the sponsor if the over-allotment option is exercised.

(8)	Includes 930,000 Units, consisting of 930,000 shares of common stock, 465,000 Redeemable Warrants, and 930,000 Rights underlying such Units, which may be issued on exercise of a 45 day option granted to the underwriter.

(9)	A fee of $2,060 is being paid with the filing of this Pre-Effective Amendment No. 1. The balance of the total filing fee was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2021

$62,000,000
Mana Capital Acquisition Corp.
 6,200,000 Units

Mana Capital Acquisition Corp. is a newly incorporated blank check company formed for the purpose of engaging in a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus our search on target businesses operating in North America, Europe and Asia in the healthcare, technology, green economy, and consumer products sectors. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) engaged in any substantive discussions with representatives of other companies regarding the possibility of a potential business combination with us.

This is an initial public offering of our securities. We are offering 6,200,000 units at an offering price of $10.00 per unit. Each unit consists of one share of common stock, par value $0.00001, and one-half of one redeemable warrant, which we refer to throughout this prospectus as “warrants” or the “public warrants,” and one right to receive one-seventh (1/7) of a share of common stock upon the consummation of an initial business combination, which we refer to in this prospectus as the “rights”, as described in more detail in this prospectus. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per whole share, subject to adjustment as described in the prospectus and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Each warrant will become exercisable on the on the later of one year after the closing of this offering or 30 days after the consummation of an initial business combination, and will expire five years after the completion of an initial business combination, or earlier upon redemption.

We have nine months (or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) from the consummation of this offering to consummate our initial business combination. Public stockholders will not be offered the opportunity to vote on or redeem their shares in connection with such extension. If we are unable to consummate our initial business combination within such time period, we will distribute the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (net of taxes payable), pro rata to our public stockholders, by way of redemption of their shares, and thereafter cease operations except for the purpose of winding up our affairs, as further described herein.

We have granted Ladenburg Thalmann & Co., Inc., the representative of the underwriters, a 45-day option to purchase up to an additional 930,000 units (over and above the 6,200,000 units referred to above) solely to cover over-allotments, if any.

We will provide the holders of our outstanding shares of common stock that were sold as part of the units in this offering with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of taxes payable), divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to as our “public shares”.

Our sponsor, Mana Capital LLC, has committed to purchase from us an aggregate of 2,500,000 warrants, or "private warrants," at $1.00 per warrant for a total purchase price of $2,500,000, which have an exercise price of $11.50 per share. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The private warrants to be issued in the private placement will be identical to the warrants being sold in this offering to public investors, subject to certain exceptions described elsewhere in this prospectus. As of the date of this prospectus, our initial stockholders, which include our sponsor, own an aggregate of 1,550,000 shares of our common stock. Pursuant to an amendment to the subscription agreement between us and the sponsor, if the underwriters exercise the over-allotment option, we will issue to our sponsor such number of additional shares of common stock (up to 232,500 shares) as to maintain our sponsor's ownership at 20% of our issued and outstanding common stock upon the consummation of this offering.

There is presently no public market for our units, common stock, warrants, or rights. We have applied to have our units listed on the Nasdaq Global Market under the symbol MAAQU. We expect that our units will be listed on the Nasdaq Global Market on or promptly after the date of this prospectus. The shares of common stock, warrants and rights comprising the units will begin separate trading on the 90th day following the date of this prospectus unless Ladenburg Thalmann & Co., Inc., the representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to certain conditions. Once the securities comprising the units begin separate trading, we expect that the shares of common stock, warrants, and rights will be traded on the Nasdaq Global Market under the symbols “MAAQ”, “MAAQW”, and “MAAQR” respectively.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will therefore be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 24 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering Price	$10.00	$62,000,000
Underwriting Discounts and Commissions(1)	$0.20	$1,240,000
Proceeds to Mana Capital Acquisition Corp. (before expenses)	$9.80	$60,760,000
____________
(1)	Does not include certain fees and expenses payable to the underwriters in connection with this offering. See “Underwriting” for further information relating to the underwriting compensation agreed to between us and the underwriters in this offering.

Upon consummation of the offering, an aggregate of $62,000,000 (or $71,300,000 if the over-allotment option is exercised in full) or $10.00 per unit sold to the public in this offering will be deposited into a U.S.-based trust account maintained at Morgan Stanley by Continental Stock Transfer & Trust Company, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of an initial business combination and our redemption of our public shares.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about ______, 2021.

Sole Book-Running Manager

LADENBURG THALMANN

Co-Manager

I-Bankers Securities, Inc.

_______________, 2021

MANA CAPITAL ACQUISITION CORP.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to:

•        “Board” refers to our Board of Directors;

•        “founders” or “insiders” refers to the initial members of our Board of Directors, namely Jonathan Intrater, Allan Liu, and Loren Mortman, and our sponsor, Mana Capital LLC;

•        “Ladenburg” are to Ladenburg Thalmann & Co. Inc., the representative of the underwriters in this offering;

•        “management” or our “management team” refer to our officers and directors;

•        “private warrants” or “sponsor warrants” refer to up to 2,500,000 warrants we intend to sell to our sponsor in a private placement that will occur simultaneously with this offering;

•        “public shares” refer to our shares of common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “public stockholders” refer to the holders of our public shares, including our sponsor (as defined below), officers and directors to the extent they purchase public shares, provided that their status as “public stockholders” shall only exist with respect to such public shares;

•         “public warrants” are to our redeemable warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market, including warrants that may be acquired by our sponsor or its affiliates in this offering or thereafter in the open market);

•         “rights” or “public rights” refer to the rights which are being sold as part of the units in this offering;

•        “sponsor shares” or “insider shares” refer to the 1,550,000 shares of common stock (or up to 1,782,500 shares of common stock if the underwriters’ over-allotment option is exercised in full) held by our sponsor and two directors prior to the completion of this offering;

•        our “sponsor” refers to Mana Capital LLC, a limited liability company formed under the laws of the State of Delaware;

•        “we,” “us” or “our company” refer to Mana Capital Acquisition Corp.; and

•        “working capital warrants” refers to (i) up to 200,000 warrants we may issue upon conversion of the promissory note issued to our sponsor in a principal amount of up to $200,000 to cover a portion of the expenses of this offering and (ii) up to 2,400,000 warrants we may issue upon conversion of up to $2,400,000 of additional working capital loans, as described in this prospectus.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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Our Company

General

We are a newly formed blank check company formed under the laws of the State of Delaware on May 19, 2021. We were formed for the purpose engaging in a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to throughout this prospectus as our initial business combination, with one or more businesses or entities, which we refer to throughout this prospectus, as a “target business.” Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus our search on target businesses operating in North America, Europe and Asia in the healthcare, technology, green economy and consumer products sectors. To date, our efforts have been limited to organizational activities as well as activities related to this offering. None of our officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us.

We will have nine months from the consummation of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within nine months, we may, but are not obligated to, extend the period of time to consummate a business combination up to twelve times, each by an additional one month (for a total of up to 21 months to complete a business combination), subject to our board of directors authorizing such extension and the sponsor or its affiliates or designees depositing additional funds into the trust account as set out below. Pursuant to the terms of our Certificate of Incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our board of directors would adopt a resolution approving such extension and our founders or their respective affiliates or designees (which may include the potential target business), upon five days advance notice prior to each applicable deadline, must deposit into the trust account $206,667,000 (or $237,667 if the underwriters' over-allotment option is exercised in full)(approximately $0.0333 per public share) for each one-month extension, up to an aggregate of $2,480,000 (or $2,852,000 if the underwriters' over-allotment option is exercised in full), or $0.40 per public share (for an aggregate of 12 months), on or prior to the date of the applicable deadline, for each extension. The insiders or sponsor (or their respective affiliates or designees) providing such additional funds will receive non-interest bearing, unsecured promissory notes equal to the amount of any such deposit. The final and definitive terms of any such loans have not yet been negotiated, but any such loan would be interest free and will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the purchaser's discretion, converted upon consummation of our business combination into additional warrants on the basis of $1.00 per private warrant for each dollar amount deposited. These warrants would have an exercise price of $11.50 per share. Public stockholders will not be offered the opportunity to vote on or redeem their shares in connection with such extension. If we are unable to consummate our initial business combination within such time period, we will distribute the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (net of taxes payable), pro rata to our public stockholders, by way of redemption of their shares, and thereafter cease operations except for the purpose of winding up our affairs, as further described herein...

In the event that we receive notice from our sponsor or their respective affiliates or designees at least five days prior to an applicable deadline of their intent to affect an extension, we intend to issue a press release announcing such intention at least three days prior to such applicable deadline. In addition, we intend to issue a press release the day after such applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor and its affiliates or designees and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of our insiders, decide to extend the period of time to consummate our initial business combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account and then seek to dissolve and liquidate. In such event, all warrants and rights will expire and will be worthless.

Management Business Combination Experience

Our management team is led by Jonathan Intrater, Allan Liu and Loren Mortman; each has distinctive and complementary experience and extensive networks in the healthcare, technology, green economy and consumer products sectors as well as various other industries in North America, Europe, and Asia which we believe can provide a suitable selection of potential targets. We intend to focus on targeting middle market entities with a valuation in the $150 million to $500 million range.

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We believe that our management team is well positioned to identify attractive business combination opportunities with compelling characteristics and further potential. Members of our management team have extensive experience in executing business combinations, as they are long-term advisors to buyers and sellers in mergers and acquisitions, private equity investors, or buy and sell-side investment bankers. Jonathan Intrater, our Chief Executive Officer, is a Managing Director in the investment banking department at Ladenburg, Thalmann and has extensive experience in merger advisory and public offerings. He also served as a member of the Board and Chairman of the audit committee of GreenVision Acquisition Corp., a Nasdaq Capital Market-listed special purpose acquisition company that completed its initial business combination in August 2021. Allan Liu, one of the members of our Board of Directors, is a veteran investment manager in Asia. He has almost 40 years of broad experience in the financial industry, specializing in capital markets, private equity and venture capital investment. Mr. Liu has been involved in advising, managing and investing over US $20 billion in capital in hundreds of projects for international corporations and investors, and participated in building successful funds and asset management platforms. Loren Mortman, another member of our Board of Directors, has been President of The Equity Group Inc., an investor relations consulting firm founded in 1974 that specializes in investor communications, investment community outreach, and IR advisory for small-to-mid-cap public and pre-public companies, since 2013, Ms. Mortman has over 20 years of experience in developing public company clients’ critical communications, and advising on transactions and relations with the investment community. Prior to joining The Equity Group, Ms. Mortman was a Financial Analyst at Brenner Securities, an Investment Bank.

Our management team will actively source target candidates they believe will be attractive candidates for acquisition, and utilize their deal-making track record, professional relationships, and capital markets expertise to enhance the growth potential and value of a target business and provide opportunities for attractive returns to our stockholders.

Past performance of our management team is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management’s performance as indicative of our future performance.

Business Strategy

Our business strategy is to identify and complete a business combination with a company that meets one or more of the acquisition criteria described below.

Our objective is to generate an attractive return for stockholders through a merger with an operating company with a strong record and growth potential. We expect to favor opportunities with certain business characteristics including some or all of the following: compelling long-term growth prospects, attractive competitive dynamics, consolidation opportunities, leading technological position and strong management. We will also consider additional factors such as high barriers to entry, significant streams of recurring revenue, margin profiles, and attractive free cash flow characteristics. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus our search on target businesses operating in North America, Europe and Asia in the healthcare, technology, green economy, and consumer products sectors.

Our selection process will leverage our management team’s broad and deep relationship network, industry experience, and deal sourcing capabilities to access a range of opportunities. Our management team has a distinctive combination of capabilities including:

•        analyzing performance, financial and otherwise, of public and private entities; and

•        an extensive history of accessing the capital markets across various business cycles, including financing businesses and assisting companies with transition to public ownership.

Upon completion of this offering, our founders intend to communicate with their networks of relationships to articulate the parameters for our search for a target company and a potential business combination, and begin the process of pursuing and reviewing potential opportunities.

Acquisition Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may ultimately decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We intend to seek to acquire companies that we believe:

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•        have exhibited strong growth in revenue or profit in recent fiscal periods or have healthy cash flow from operations;

•        will offer an attractive return for our stockholders, potential benefit from growth in the target’s business and with an improved capital structure will provide favorable upside measured against any identified downside risks;

•        meet some key characteristics such as being or having the capability of being a disruptive participant within an industry;

•        are capable of achieving significant organic and/or acquisitive growth;

•        are positioned to build stockholder value;

•        have the potential to achieve a leading position in the industry in which it competes; or

•        possess a proven management team prepared for being a public company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. If we decide to enter into our business combination with a target business that does not meet all or some of the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC and deliver to stockholders.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and key employees, document reviews and review of facilities, as well as a review of financial and other information that will be made available to us.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Our stockholders may not be provided with a copy of such opinion and they may not be able to rely upon such opinion.

Members of our management team and our independent directors own or will own, directly or indirectly sponsor shares and/or private warrants following this offering which securities will be worthless if we fail to complete a business combination and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and any of them in the future may have additional fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Delaware law.

We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our Certificate of Incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company subject to his or her fiduciary duties under the laws of the State of Delaware and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

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 Effecting a Business Combination

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. In the case of a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. In either case, we will consummate our initial business combination only if upon such consummation either our shares are listed on a national securities exchange as contemplated by Rule 3a51-1(a) under the Securities Exchange Act of 1934 (the “Exchange Act”) or we have net tangible assets (as determined in accordance with Rule 3a51-1(g) of the Exchange Act, or any successor rule) of at least $5,000,001 (in either case, so that we are not subject to Rule 3a51-1, which we refer to as the SEC’s “penny stock” rules in this prospectus) and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

We have nine months (or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) from the consummation of this offering to consummate our initial business combination. Public stockholders will not be offered the opportunity to vote on or redeem their shares in connection with such extension. If we are unable to consummate our initial business combination within such time period, we will distribute the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (net of taxes payable), pro rata to our public stockholders, by way of redemption of their shares, and thereafter cease operations except for the purpose of winding up our affairs, as further described herein. We expect the pro rata redemption price to be $10.00 per share (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.

The rules of The Nasdaq Stock Market, or Nasdaq, require that our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our business combination. The fair market value of the target or targets will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Although our Board of Directors will rely on generally accepted standards, our Board of Directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the Board of Directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our Board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. Our stockholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. However, if Nasdaq delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own or acquire shares will own or acquire 100% of the outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target, or issue a substantial number of new shares to third parties in connection with financing our initial business combination. In such cases, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the outstanding equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired by us is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

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Prior to the effective date of our registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our units, common stock and warrants under Section 12 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Potential Conflicts

Members of our management team have various interests in this offering (either directly or through ownership of our sponsor) that are different than our other stockholders and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to our Board. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations to such other entities (as well as to us). We do not believe, however, that any fiduciary duties or contractual obligations of our executive officers would materially undermine our ability to complete our initial business combination.

Our officers and directors are not required to commit their full time to our affairs and will allocate their time to other businesses. We presently expect each of our officers and directors to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). The past successes of our executive officers and directors do not guarantee that we will successfully consummate an initial business combination.

For more information on the foregoing conflicts of interest and the relevant pre-existing fiduciary duties or contractual obligations of our management team, see the section titled “Management — Conflicts of Interest.”

JOBS Act

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non- affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Private Placements

On June 22, 2021, we issued an aggregate of 1,437,500 shares of common stock to our sponsor, Mana Capital LLC, for an aggregate purchase price of $25,000. Subsequently, in September 2021, we amended the terms of this subscription agreement to issue our sponsor an additional 62,500 shares, resulting in the sponsor holding an aggregate of 1,500,000 shares so that the sponsor shares will account for, in the aggregate, 20% of our issued and outstanding shares after this offering. In November 2021, we entered into an amended and restated subscription agreement pursuant to which we issued the sponsor an additional 50,000 shares, resulting in the sponsor holding an aggregate of 1,550,000 shares (so that the sponsor shares will account for 20% of our issued and outstanding shares after this offering) and also agreed that, if the underwriters exercise the over-allotment option, we will issue to our sponsor such number of additional shares of common stock (up to 232,500 shares) as to maintain our sponsor’s ownership at 20% of our issued and outstanding common stock upon the consummation of this offering. As described elsewhere in this prospectus, our sponsor intends to transfer an aggregate of 60,000 sponsor shares to our two independent directors prior to the completion of this offering and will also transfer to our Chief Executive Officer 150,000 sponsor shares and 100,000 of the private warrants it has committed to purchase upon, or subsequent to, the consummation of our initial business combination. See “Certain Relationships and Related Party Transactions.

In addition, our sponsor has committed to purchase an additional 2,500,000 warrants at $1.00 per warrant, for an aggregate price of $2,500,000 will purchase in a private placement that will occur simultaneously with the closing of this offering. As a result, taking into account the 1,500,000 shares owned by our sponsor and two of our directors, at the time of consummation of this offering, our founders will own, in the aggregate, 20% of our issued and outstanding shares after this offering (assuming that our founders or sponsor do not purchase units in this offering). Neither our sponsor nor our members of management have indicated any intention to purchase units in this offering.

The sponsor shares are identical to the shares of common stock included in the units being sold in this offering. However, the founders have agreed (A) to vote their sponsor shares (as well as any public shares acquired in or after this offering) in favor of any proposed business combination, (B) not to propose an amendment to the Certificate of Incorporation, prior to a business combination, to affect the substance or timing of the Company’s obligation to redeem all public shares if it cannot complete an business combination within nine months (or up to 21 months, as applicable) of the closing of this proposed offering, unless the Company provides public stockholders an opportunity to redeem their public shares, (C) not to redeem any sponsor shares in connection with a stockholder vote to approve a proposed initial business combination or any amendment to our Certificate of Incorporation prior to consummation of an initial business combination, or sell any shares to us in a tender offer in connection with a proposed initial business combination, and (D) that the sponsor shall not participate in any liquidating distribution from the trust account upon winding up if a business combination is not consummated. Additionally, our founders have agreed that on the date of the registration statement of which this prospectus forms a part, the sponsor shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these sponsor shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our shares of common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property.

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 The private warrants are identical to the warrants included in the units sold in this offering except for certain transfer restrictions as described in this prospectus. The purchasers of the private warrants have agreed not to transfer, assign or sell any of the private warrants or underlying securities (except to the same permitted transferees as the sponsor and provided the transferees agree to the same terms and restrictions as the permitted transferees of the sponsor must agree to, each as described above) until the completion of our initial business combination. The sponsor warrants have an exercise price of $11.50 per share, which is the same as the public warrants. In the event of a liquidation prior to our initial business combination, the private warrants will expire worthless.

Additionally, our sponsor has agreed to loan us a maximum of $200,000 pursuant to a note to be used for a portion of the expenses of this offering, which is due and payable on the later of December 11, 2021 in the event that this offering is not successfully completed by such date or the date on which we complete our initial business combination. As of June 30, 2021, we had borrowed $45,000 under this note. The outstanding principal amount payable under this note may be converted, at the option of the holder, into up to 200,000 working capital warrants at a price of $1.00 per warrant, with each working capital warrant entitling the holder to purchase one share of our common stock at an exercise price of $11.50 per share.

Our executive offices are located at 8 The Green, Suite #12490, Dover, Delaware 19901.

THE OFFERING

Securities offered	6,200,000 units, at $10.00 per unit, each unit consisting of one share of common stock, one-half of one warrant, each whole warrant to purchase one share of common stock, and one right entitling the holder thereof to receive one-seventh (1/7) of a share of common stock upon consummation of our initial business combination.
Listing of our securities and proposed symbols	We anticipate that the units will be listed on the Nasdaq Global Market under the symbol “MAAQU”, and that the shares of common stock, warrants, and rights, once they begin separate trading, will be listed on the Nasdaq Global Market under the symbols “MAAQ”, “MAAQW”, and “MAAQR” respectively
Trading commencement and separation of shares of common stock, warrants and rights	The units will begin trading on or promptly after the date of this prospectus. The shares of common stock, warrants, and rights comprising the units will begin separate trading on the 90th day following the date of this prospectus unless Ladenburg Thalmann, as representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release and filed a Current Report on Form 8-K announcing when such separate trading will begin.
Once the shares of common stock, warrants, and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, warrants, and rights.

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In no event will the shares of common stock, warrants, and rights be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the consummation of this offering. We will file the Current Report on Form 8-K promptly after the consummation of this offering, which is anticipated to take place two business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if our underwriting representative, Ladenburg Thalmann & Co., Inc. has allowed separate trading of the shares of common stock, warrants, and rights prior to the 90th day after the date of this prospectus.
Units:
Number outstanding before this offering	0 units
Number outstanding after this offering	6,200,000 units(1)
Shares of common stock:
Number outstanding before this offering	1,550,000 shares(2)
Number to be outstanding after this offering	7,750,000 shares(1)(2)
____________
(1)	Assumes the over-allotment option has not been exercised and excludes (i) up to an additional 232,500 shares of our common stock if the over-allotment option is exercised in full and (ii) any shares underlying any private warrants issuable to the sponsor or any shares issuable in connection with the extension of the time period to complete a business combination.
(2)	Assumes the over-allotment option has not been exercised. If the over-allotment option is exercised in full, there will be outstanding an aggregate of 8,912,500 shares. Excludes any shares underlying any private warrants issuable to the sponsor or any shares underlying warrants issuable in connection with the extension of the time period to complete a business combination.

Rights:
Number outstanding before this offering	0 rights
Number to be outstanding after this offering	6,200,000 rights(3)
Terms of the rights:	Except in cases where we are not the surviving company in a business combination, each holder of a public right will automatically receive one-seventh (1/7) of a share of common stock upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-seventh (1/7) of a share underlying each right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, you must hold rights in multiples of seven in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.
Warrants:
Number outstanding before this offering	0 warrants
Number to be outstanding after this offering and private placement	3,100,000 public warrants and 2,500,000 private warrants(4)
Terms of the Warrants:	Each whole redeemable public warrant entitles the holder thereof to purchase one (1) share of common stock, and each private warrant entitles the holder thereof to purchase one share of common stock. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. We structured each unit to contain one-half of one redeemable warrant, with each whole warrant exercisable for one share of common stock, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of an initial business combination as compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive initial business combination partner for target businesses.

(3)     Assumes the over-allotment option has not been exercised. If the over-allotment option is exercised in full, there will be outstanding an aggregate of 7,130,000 rights.

(4)      Assumes the over-allotment option has not been exercised. If the over-allotment option is exercised in full, there will be outstanding an aggregate public warrants and an aggregate of 3,565,000 private warrants.

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Exercise price:

The exercise price of the public warrants is $11.50 per whole share, subject to adjustment as described below. No public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. It is our current intention to have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock in effect promptly following consummation of an initial business combination. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 90 days following the consummation of our initial business combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 300 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 70 shares without the payment of any additional cash consideration.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any sponsor shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of one year after the consummation of this offering or 30 days after the consummation of an initial business combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.

Redemption of warrants:	We may redeem the outstanding warrants (including the private warrants), in whole and not in part:
• at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption,

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• if, and only if, the last sales price of our shares of common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption, and
• if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The redemption price for the warrants shall be either (i) if the holder of a warrant has followed the procedures specified in our notice of redemption and surrendered the warrant, the number of shares of common stock as determined in accordance with the “cashless exercise” provisions of the warrant agreement or (ii) if the holder of a warrant has not followed such procedures specified in our notice of redemption, the price of $0.01 per warrant.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date either by paying the cash exercise price or on a “cashless exercise” basis. However, the price of our shares of common stock may fall below the $18.00 trigger price, as well as the $11.50 warrant exercise price after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
If we call the warrants for redemption as described above, all holders that wish to exercise his, her or its warrants may do so for cash or on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances. Alternatively, a holder of warrants may request that we redeem his, her or its warrants by surrendering such warrants and receiving the redemption price of such number of shares of common stock determined as if the warrants were exercised on a “cashless” basis. If the holder neither exercises his, her or its warrants nor requests redemption on a “cashless” basis, then after the redemption date, the warrants held by such a holder will only represent the right to receive the cash redemption price of $0.01 per warrant upon such holder’s surrender of his, her or its warrants.

Securities purchased, or being purchased, by insiders	Our sponsor has purchased an aggregate of 1,550,000 shares of common stock for an aggregate purchase price of $25,000. In November 2021, we entered into an amended and restated subscription agreement with the sponsor pursuant to which we issued the sponsor an additional 50,000 shares, resulting in the sponsor holding an aggregate of 1,550,000 shares (so that the sponsor shares will account for 20% of our issued and outstanding shares after this offering) and also agreed that, if the underwriters exercise the over-allotment option, we will issue to our sponsor such number of additional shares of common stock (up to 232,500 shares) as to maintain our sponsor’s ownership at 20% or our issued and outstanding common stock upon the consummation of this offering. Additionally, the sponsor has agreed to purchase 2,500,000 warrants exercisable for 2,500,000 shares simultaneously with completion of the offering to the public, in a private placement for proceeds of $2,500,000. As described elsewhere in this prospectus, our sponsor intends to transfer an aggregate of 60,000 sponsor shares to our two independent directors prior to the completion of this offering and will also transfer to our Chief Executive Officer 150,000 sponsor shares and 100,000 of the private warrants it has committed to purchase upon, or subsequent to, the consummation of our initial business combination. Assuming the underwriters do not exercise the over-allotment option, the 1,500,000 shares owned by the sponsor and two of our directors as of the closing of the offering will account for, in the aggregate, 20% of our issued and outstanding shares after this offering. As a result, taking into account the shares owned by the sponsor and excluding the private placement warrants, the sponsor (or its affiliates or designees) will own, in the aggregate, 20% of our issued and outstanding shares after this offering (assuming that our founders do not purchase units in this offering). None of our founders has indicated any intention to purchase units in this offering.

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The sponsor shares are identical to the shares of common stock included in the units being sold in this offering. However, our founders have agreed (A) to vote their sponsor shares (as well as any public shares acquired in or after this offering) in favor of any proposed business combination, (B) not to propose an amendment to the Certificate of Incorporation, prior to a business combination, to affect the substance or timing of the Company’s obligation to redeem all public shares if it cannot complete an business combination within nine months (or up to 21 months, as applicable) of the closing of this proposed offering, unless the Company provides public stockholders an opportunity to redeem their public shares, (C) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination or any amendment to our Certificate of Incorporation prior to consummation of an initial business combination, or sell any shares to us in a tender offer in connection with a proposed initial business combination, and (D) that the sponsor shall not participate in any liquidating distribution from the trust account upon winding up if a business combination is not consummated.
The private warrants to be issued at the consummation of this offering are identical to the warrants underlying the units sold in this offering. Subject to the transfer restrictions agreed to in the letter agreement with our sponsor, the private warrants are included in the registration statement of which this prospectus forms a part. Accordingly, we may redeem the private warrants on the same terms and conditions as the public warrants.

In the event of a liquidation prior to our initial business combination, all of our warrants, including the private warrants held by the sponsor (or its affiliates or designees) will be worthless.

Additionally, our sponsor has agreed to loan us up to $200,000 pursuant to a note which is due and payable on the later of December 11, 2021 in the event that our initial public offering is not successfully completed by such date or the date on which we complete our initial business combination. As of June 30, 2021, we had borrowed $45,000 under this note to be used for a portion of the expenses of this offering. The outstanding principal amount payable under this note may be converted, at the option of the holder, into up to 200,000 working capital warrants at a price of $1.00 per warrant, with each working capital warrant entitling the holder to purchase one share of our common stock at an exercise price of $11.50 per share.

Restrictions on transfer of sponsor and private warrants	On the date of this prospectus, all of the sponsor shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these sponsor shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our shares of common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) to our officers or directors, any affiliate or family member of any of our officers or directors, any of the sponsor’s members, officers, directors, consultants, or affiliates of the sponsor or any of their affiliates or any other pecuniary interest holders in the sponsor at the time of this offering or family members of the foregoing, (ii) to an initial holder’s stockholders or members upon its liquidation, (iii) by gift to a member of an individual stockholder’s family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of our initial business combination, by private sales at prices no greater than the price at which the shares were originally purchased, (viii) in the event of our liquidation prior to our consummation of an initial business combination,(ix) by virtue of the laws of the State of Delaware or the sponsor’s limited liability company agreement upon dissolution of the sponsor, or (x) in the event that, subsequent to the consummation of an initial business combination, we complete a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their common stock for cash, securities or other property in each case (except for clauses (vi), (viii), (ix) and (x), or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions.

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The sponsor, as the potential purchaser of the private warrants has agreed not to transfer, assign or sell any of the private warrants or underlying securities (except to the same permitted transferees as the sponsor and provided the transferees agree to the same terms and restrictions as the permitted transferees of the sponsor must agree to, each as described above) until the completion of our initial business combination.

Offering proceeds to be held in trust

The rules of the Nasdaq provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. $62,000,000 of the net proceeds of this offering (or $71,300,000 if the over-allotment option is exercised in full) and a portion of the purchase price of the $2,500,000 by the sponsor, or $10.00 per unit sold to the public in this offering, will be placed in a U.S.-based trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus.

The remaining $900,000 of aggregate net proceeds of this offering and sale of the private warrants will not be held in the trust account.

Except as set forth below, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With this exception, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering and a portion of the proceeds from the private placement of warrants not held in the trust account (initially estimated to be $900,000); provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our founders, officers, directors or their designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each working capital loan would be evidenced by a promissory note. The working capital notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $2,400,000 of such working capital loans may be converted into working capital warrants at a price of $1.00 per warrant. These additional warrants would be identical to the private warrants sold to our sponsor (or affiliates or designees providing such working capital loans). In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

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Ability to extend time to complete business combination
We will have nine months from the consummation of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within nine months, we may extend the period of time to consummate a business combination up to twelve (12) times, each by an additional one month (for a total of up to 21 months to complete a business combination). Pursuant to the terms of our Certificate of Incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our board of directors would adopt a resolution authorizing the extension and our sponsor or its affiliates or designees (which may include the potential target business), upon five-days advance notice prior to the applicable deadline, must deposit into the trust account $206,667 (or $237,667 if the underwriters’ over-allotment option is exercised in full) ($0.0333 per share) on or prior to the date of the applicable deadline, for each one-month extension (or up to an aggregate of $2,480,000 (or $2,852,000 if the underwriters’ over-allotment option is exercised in full), or $0.40 per share if we extend for the full twelve months). Any such payments would be made in the form of a loan. The definitive terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. However, any such loans will be non-interest bearing and payable upon the consummation of our initial business combination or, at the option of the persons or persons funding such amounts convertible into additional warrants at $1.00 per warrant for each dollar of loan and be exercisable at $11.50 per share. Unlike many other offerings, investors in our company holding shares of our common stock will not have the right to approve any such extension or seek or obtain redemption of their common stock. If we complete our initial business combination, we also would repay working capital loans or, at the option of the holders of the working capital loans, convert a portion of such loans up to $2,400,000 into working capital warrants. If the business combination is not completed we will not repay such loans and no additional warrants would be issuable. Furthermore, the letter agreement with our initial stockholders contains a provision pursuant to which our sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the trust account in the event that we do not complete a business combination. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and then seek to dissolve and liquidate. In such event, the warrants and rights will be worthless.

Release of funds in trust account on closing of our initial business combination	Upon the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public stockholders who exercise their redemption rights as described below under “Redemption rights”. We will use the remaining funds to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination and any unused proceeds shall remain as working capital of the entity surviving the initial business combination.

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Limited payments to insiders	There will be no fees, reimbursements or other cash payments paid to our founders, officers, directors or their affiliates for any services they render prior to, or in order to effectuate the consummation of, an initial business combination (regardless of the type of transaction that it is) other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:
• repayment at the consummation of our initial business combination of up to $200,000 of the initial non-interest-bearing loans made by our sponsor or its affiliates or designees (unless such note is converted into working capital warrants);
• reimbursement of out-of-pocket expenses incurred by management in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations; and
• repayment upon consummation of our initial business combination of any loans which may be made by our sponsor, our management or their respective affiliates or designees (i) in connection with the extension of the time period to complete a business combination (which loans may be converted into private warrants).or (ii) to finance transaction costs in connection with an intended initial business combination, which loans we sometimes refer to as working capital loans, of which up to $2,400,000 loan amount may be converted into working capital warrants.
There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to our founders, officers, directors or their respective affiliates, with any interested director abstaining from such review and approval.
Indemnity by Sponsor	Mana Capital LLC, our sponsor, has agreed that it will be liable to us, if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (whether or not the underwriter’s over-allotment option is exercised in full) except, as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. Our sponsor has been newly formed and we have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities or promissory notes of our company. Therefore, our sponsor may not be able to satisfy those obligations. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

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Stockholder approval of, or tender offer in connection with, initial business combination

In connection with any proposed initial business combination, we will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein.

Notwithstanding the foregoing, our initial stockholders have agreed, pursuant to written letter agreements with us, not to redeem any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account.  If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. If enough stockholders tender their shares so that we are unable to satisfy any applicable closing condition set forth in the definitive agreement related to our initial business combination, or we would become subject to the SEC’s “penny stock” rules, we will not consummate such initial business combination.  The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we so choose and we are legally permitted to do so, we will have the flexibility to avoid a stockholder vote and allow our stockholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, or Exchange Act, which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination. Accordingly, we will consummate our initial business combination only if upon such consummation either our shares are listed on a national securities exchange as contemplated by Rule 3a51-1(a) under the Exchange Act or we have net tangible assets (as determined in accordance with Rule 3a51-1(g) of the Exchange Act, or any successor rule) of at least $5,000,001 (in either case, so that we are not subject to the SEC’s “penny stock” rules) and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

We have sought to list our securities on the Nasdaq Global Market and chose our net tangible asset threshold of $5,000,001 upon completion of a business combination to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

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Our sponsor and officers and directors and their affiliates have agreed (i) to vote their sponsor shares as well as any public shares acquired in or after this offering in favor of any proposed business combination, (ii) not to propose an amendment to the Certificate of Incorporation, prior to a business combination, to affect the substance or timing of the Company’s obligation to redeem all public shares if it cannot complete an business combination within nine months (or up to 21 months) of the closing of this proposed offering, unless the Company provides public stockholders an opportunity to redeem their public shares, (iii) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination or any amendment to our charter prior to the consummation of our initial business combination and (iv) not to sell any shares to us in a tender offer in connection with any proposed initial business combination. As a result, if we sought stockholder approval of a proposed transaction we could need as few as 2,325,001 of our public shares (or approximately 37.5% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised and the founders do not purchase any units in this offering or units or shares in the after-market). Further, assuming that only a quorum of 3,875,001 shares of our common stock is present in person or by proxy at stockholder meeting to approve our initial business combination, if only the minimum number of shares representing a quorum are voted, such approval would require the affirmative vote of 1,937,001 shares of our common stock, which means that, in addition to our initial stockholders’ shares, we would need only 387,501, or approximately 6.25%, of the 6,200,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised and the founders do not purchase any units in this offering or units or shares in the after-market).

None of our sponsor, officers, directors or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, or choose to redeem their shares, our founders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence any vote held to approve a proposed initial business combination or to increase the likelihood of satisfying any closing conditions. Notwithstanding the foregoing, our officers, directors, founders and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Redemption rights	In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he or she is voting for or against such proposed business combination, to demand that we redeem his, her or its shares into a pro rata share of the trust account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the trust account less amounts necessary to pay our taxes). At any meeting called to approve an initial business combination, public stockholders may elect to redeem their share regardless of whether or not they vote to approve the business combination.

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Whether we elect to effectuate our initial business combination via stockholder vote or tender offer, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either (i) physically tender their certificates (if any) to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming holder. The foregoing is different from the procedures used by traditional blank check companies. In order to perfect redemption rights in connection with their business combinations, many traditional blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for it to deliver its certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which it could monitor the price of the company’s stock in the market. If the price rose above the redemption price, it could sell its shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become an “option” right surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the closing of the stockholder meeting ensures that a holder’s election to redeem is irrevocable once the business combination is completed.

Liquidation if no business combination
Our amended and restated certificate of incorporation provides that we will have only nine months (or up to 21 months) from the consummation of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account (net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board of Directors, liquidate and dissolve. There will be no redemption rights or liquidating distributions with respect to our warrants or rights which will expire worthless if we fail to complete our initial business combination within the nine-month time period (or up to 21 month time period) from the consummation of this offering.

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We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them.

Neither our sponsor nor any officer or director will participate in any liquidation distribution from our trust account with respect to the sponsor warrants or sponsor shares.
We will pay the costs of liquidating the trust account from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has contractually agreed to advance us the funds necessary to complete such liquidation and has contractually agreed not to seek repayment for such expenses.
Limitation on redemption rights of stockholders holding 15% or more of the shares sold in this offering if we hold stockholder vote.	Notwithstanding the foregoing description of redemptions rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Without this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against an initial business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.
However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

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Conflict of Interest

Our Chief Executive Officer and chairman of the board is associated with Ladenburg, Thalmann, the underwriter of this offering. Our sponsor has agreed to transfer 150,000 of its sponsor shares and 100,000 of its private warrants to Mr. Intrater upon, or subsequent to, the closing of our initial business combination. As a result, Ladenburg, Thalmann is deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“Rule 5121”). Accordingly, this offering is being made in compliance with the applicable requirements of Rule 5121 which prohibits Ladenburg Thalmann from making sales to discretionary accounts without the prior written approval of the account holder and requires that a “qualified independent underwriter,” as defined by FINRA, participate in the preparation of the registration statement and exercise the usual standards of due diligence with respect to such document Rule 5121 requires that a “qualified independent underwriter,” as defined in Rule 5121, participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. I-Bankers Securities, Inc. has agreed to act as a “qualified independent underwriter” for this offering. We have agreed to indemnify I-Bankers Securities, Inc. against certain liabilities incurred in connection with acting as a “qualified independent underwriter,” including liabilities under the Securities Act. In addition, no underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder.

Risk Factors

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 24 of this prospectus.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, but are not limited to:

•	Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our sponsor shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.
•	Your only opportunity to effect your investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.
•	Our search for a business combination, and any partner business with which we ultimately complete a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) pandemic, any worsening of the pandemic or other disease outbreaks and the status of debt and equity markets.
•	We may not be able to complete our initial business combination within nine months after the closing of this offering (or such later period, if extended), in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.
•	As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.
•	If third parties bring claims against us, the funds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.
•	We may not hold an annual general meeting until after the consummation of our initial business combination, which could delay the opportunity for our stockholders to appoint directors.

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•	Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
•	We are not required to obtain an opinion from an independent investment banking firm or from a valuation or appraisal firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our stockholders from a financial point of view.
•	We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.
•	We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
•	We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our stockholders do not agree.
•	We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.
•	Our initial stockholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.
•	We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders which may raise potential conflicts of interest.
•	Since our sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.
•	Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
•	We may seek business combination opportunities in industries or sectors that may be outside of our management’s areas of expertise.
•	Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.
•	You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.
•	Our initial stockholders paid an aggregate of $25,000, or approximately $0.0161 per sponsor share and, accordingly, you will experience immediate and substantial dilution from the purchase of shares of our common stock.
•	You will not be permitted to exercise your warrants unless we register and qualify the underlying shares of common stock or certain exemptions are available.

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•	We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

•	We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•	Past performance by our management team and their affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in the Company.

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SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, and accordingly only balance sheet data is presented.

	June 30, 2021
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(46,147)	$62,924,603
Total assets(2)	105,000	62,924,603
Total liabilities	80,397	--
Value of shares of common stock subject to possible redemption/tender(3)		62,000,000
Stockholders’ equity	$24,603	$924,603

____________

(1)      Includes $2,500,000 we will receive from the sale of the private warrants.

(2)      The “as adjusted” calculation equals actual stockholders’ equity of $24,603 as of June 30, 2021, plus $62,000,000 in cash that will be held in trust from the proceeds of this offering, plus $900,000 in cash held outside the trust account (assuming the over-allotment option was not exercised).

(3)      The “as adjusted” value of shares of common stock which may be redeemed for cash is derived by multiplying the number of shares of common stock which may be redeemed.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” working capital and total assets amounts include the $62,000,000 to be held in the trust account, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account, less amounts we are permitted to withdraw as described in this prospectus, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination.  Accordingly, we will consummate our initial business combination only if upon such consummation either our shares are listed on a national securities exchange as contemplated by Rule 3a51-1(a) under the Exchange Act or we have net tangible assets (as determined in accordance with Rule 3a51-1(g) of the Exchange Act, or any successor rule) of at least $5,000,001 (in either case, so that we are not subject to the SEC’s “penny stock” rules) and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

General Risks to Investing in a SPAC entity and Completing a Business Combination

We are a newly formed company with no operating history and no revenues and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a newly formed company with no operating results, and we will not commence operations until obtaining funding through this offering. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) engaged in any substantive discussions with representatives of other companies regarding the possibility of a potential business combination with us. We will not generate any revenues until, at the earliest, after the consummation of a business combination. If we fail to complete a business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of June 30, 2021, we had $34,250 in cash and a working capital deficit of $46,147. We have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate a business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less any taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less any taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete an initial business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account. If Nasdaq delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

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Our sponsor has the right to extend the term we have to consummate our initial business combination, without providing our stockholders with redemption rights.

We will have until nine months from the closing of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within nine months, our board of directors may extend the period of time to consummate a business combination up to twelve (12) times, each by an additional one month period (for a total of up to 21 months to complete a business combination), subject to the authorization by our board of directors and the deposit of additional funds into the trust account by our sponsor or its affiliates or designees as described elsewhere in this prospectus. Our stockholders will not be entitled to vote or redeem their shares in connection with any such extension. In order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees must deposit into the trust account $206,667 (or $237,667 if the underwriters’ over-allotment option is exercised in full) ($0.0333 per share) for each one-month extension on or prior to the date of the applicable deadline, for each extension (or up to an aggregate of $2,480,000 (or $2,852,000 if the underwriters’ over-allotment option is exercised in full), or $0.40 per share if we extend for the full twelve months).

Any such payments may be made in the form of a non-interest-bearing loan from our sponsor or its affiliates or designees and would be repaid, if at all, from funds released to us upon completion of our initial business combination. Any obligation to repay such loans may reduce the amount available to us to pay as purchase price in our initial business combination, and/or may reduce the amount of funds available to the combined company following the initial business combination. This feature is different than the traditional special purpose acquisition company structure, in which any extension of the company’s period to complete a business combination requires a vote of the company’s stockholders and stockholders have the right to redeem their public shares in connection with such vote, and which do not provide the sponsor with the right to loan funds to the company to fund extension payments.

Our sponsor may decide not to extend the term we have to consummate our initial business combination, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, and the warrants and rights will be worthless.

We will have until nine months from the closing of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within nine months, we may extend the period of time to consummate a business combination up to twelve (12) times, each by an additional one month period (for a total of up to 21 months to complete a business combination), subject to our board of directors authorizing such extension and the sponsor depositing additional funds into the trust account as set out below. In order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees (which may include the potential target business) must deposit into the trust account $206,667 (or $237,667 if the underwriters' over-allotment option is exercised in full) (approximately $0.0333 per public share), on or prior to the date of the applicable deadline, for each extension (or up to an aggregate of $2,480,000 (or $2,852,000 if the underwriters' over-allotment option is exercised in full), or $0.40 per share if we extend for the full twelve months). Any such payments may be made in the form of a loan made from our sponsor or its affiliates or designees to us. The terms of any such promissory note to be issued in connection with any such loans have not yet been negotiated other than that any such loan would be interest free and not be repaid unless we consummate a business combination. Such notes would either be paid upon consummation of our initial business combination, or, at the lender's discretion, converted upon consummation of our business combination into additional private warrants at a price of $1.00 per warrant. Consequently, such loans might not be made on the terms described in this prospectus. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the warrants and rights will be worthless.

If we are unable to consummate a business combination, our public stockholders may be forced to wait more than 21 months before receiving distributions from the trust account.

We will have nine months (or up to 21months) from the consummation of this offering to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to redeem or sell their shares to us. Only after the expiration of this full time period will public security holders be entitled to distributions from the trust account if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public shares or warrants, potentially at a loss.

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Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may not hold a stockholder vote to approve our initial business combination unless the business combination would require stockholder approval under applicable law or stock exchange listing requirements or if we decide to hold a stockholder vote for business or other reasons. For instance, the NYSE rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination. However, except as required by applicable law or stock exchange rules, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction. Accordingly, we may consummate our initial business combination even if holders of a majority of our outstanding public shares do not approve of the business combination we consummate. Please see “Proposed Business — Business Strategy” for additional information.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Additionally, since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

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You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have sought to list our securities on the Nasdaq Global Market and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, restrict the use of interest earned on the funds held in the trust account in all cases. Because we are not subject to Rule 419, we will be entitled to withdraw certain interest earned on the funds held in the trust account prior to the completion of a business combination.

If we determine to change our acquisition criteria or guidelines, many of the disclosures contained in this prospectus would be rendered irrelevant and you would be investing in our company without any basis on which to evaluate the potential target business we may acquire.

We could seek to deviate from the acquisition criteria or guidelines disclosed in this prospectus although we have no current intention to do so. However, we are not obligated to adhere to the acquisition criteria or guidelines disclosed in this prospectus and may determine to merge with or acquire a company with no operating history, or in any industry we choose if the terms of the transaction are determined by us to be favorable to our public stockholders. In such event, many of the acquisition criteria and guidelines set forth in this prospectus would be rendered irrelevant. Accordingly, investors may be making an investment in our company without any basis on which to evaluate the potential target business we may acquire.

 In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by applicable law or stock exchange rules, or we decide to obtain stockholder approval for business or other reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants and rights will expire worthless.

If the net proceeds of this offering and initial capitalization amounts from our sponsor which are not being held in trust are insufficient to allow us to operate for at least the next nine to 21 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 21 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. Accordingly, if we use all of the funds held outside of the trust account, we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our founders, officers or directors or their affiliates to operate or may be forced to liquidate. Our founders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount that they deem reasonable in their sole discretion for our working capital needs. Each working capital loan would be evidenced by a promissory note. The working capital notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, an amount not to exceed $2,400,000, may be converted into working capital warrants at a price of $1.00 per warrant with an exercise price of $11.50 per share. We may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least 21 months following the closing of this offering; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a prospective target business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants and rights will expire worthless.

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If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our proxy solicitation or tender offer materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer or proxy materials documents mailed to such holders, or up to two business days prior to the scheduled vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of common stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our Certificate of Incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within nine months (or 21 months) from the closing of this offering and (iii) the redemption of our public shares if we are unable to complete an initial business combination within nine months (or 21 months) from the closing of this offering, subject to applicable law and as further described herein. In addition, if we have not completed an initial business combination within the required time period for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond the end of such period before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants and rights will not have any right to the proceeds held in the trust account with respect to the warrants and rights. Accordingly, to liquidate your investment, you may be forced to sell your public shares, warrants, or rights, potentially at a loss.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $10.00.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. A court may not uphold the validity of such agreements. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders.

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If we are unable to complete a business combination and distribute the proceeds held in trust to our public stockholders, our sponsor has agreed (subject to certain exceptions described elsewhere in this prospectus) that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. We believe that the primary assets of the sponsor are comprised of our securities and therefore we cannot assure you it will have sufficient liquid assets to satisfy such obligations if it is required to do so. Therefore, the per-share distribution from the trust account may be less than $10.00, plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.00.

Our directors may decide not to enforce our sponsors indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $10.00 per public share and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce such indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. For example, the cost of such legal action may be deemed by the independent directors to be too high relative to the amount recoverable or the independent directors may determine that a favorable outcome is not likely.  If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Under the Delaware General Corporation Law, or the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the ninth (9th) month from the closing of this offering (or the end of any Extension Period) in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

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Because we do not intend to comply with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, consultants, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

If we seek stockholder approval of our initial business combination, our sponsor, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Unlike other blank check companies in which the initial stockholders agree to vote their sponsor shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our sponsor, officers and directors have agreed (and any permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any sponsor shares held by them, as well as any public shares purchased during or after this offering, in favor of our initial business combination. We expect that our sponsor and its permitted transferees will own approximately 20% of our issued and outstanding shares at the time of any such stockholder vote (assuming it does not purchase units in this offering, and not taking into account ownership of the private placement warrants). As a result, in addition to our initial stockholder’s sponsor shares, we would need only 2,325,001, or approximately 37.5%, of the 6,200,000 public shares sold in this offering to be voted in favor of a transaction in order to have our initial business combination approved (assuming the over-allotment option is not exercised and the founders do not purchase any units in this offering or units or shares in the after-market). Further, assuming that only a quorum of 3,875,001 shares of our common stock is present in person or by proxy at stockholder meeting to approve our initial business combination, if only the minimum number of shares representing a quorum are voted, such approval would require the affirmative vote of 1,937,001 shares of our common stock, which means that, in addition to our initial stockholders’ shares, we would need only 387,501, or approximately 6.25%, of the 6,200,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised and the founders do not purchase any units in this offering or units or shares in the after-market). Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the cast if such persons agreed to vote their sponsor shares in accordance with the majority of the votes cast by our public stockholders.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the COVID-19 outbreak and the status of debt and equity markets.

In December 2019, a novel strain of coronavirus was reported to have surfaced, which has and is continuing to spread throughout the world. On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic.” The COVID-19 outbreak has resulted in a widespread health crisis that has adversely affected economies and financial markets worldwide, business operations and the conduct of commerce generally, and the business of any potential target business with which we consummate a business combination could be, or may already have been, materially and adversely affected. Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel or limit the ability to have meetings with potential investors, or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

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In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility and decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption, and our warrants and rights will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the shares of common stock redeemed and, in the event we seek stockholder approval of our initial business combination, we make purchases of our shares, potentially reducing the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share (or less in certain circumstances) on the liquidation of our trust account and our warrants and rights will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share on the redemption of their shares.

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Because we are neither limited to evaluating target businesses in a particular industry, sector or geographic area nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company in any industry, sector or geographic area. However, we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholders or warrant holders who choose to remain a stockholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

We likely will pursue one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely we will consummate a business combination with a single target business, although we have the ability to simultaneously acquire several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

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We will likely attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we will likely seek to effectuate our initial business combination with a privately held company. By definition, very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information provided by the target company, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

The ability of our stockholders to exercise their redemption rights or sell their shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our business combination requires us to use substantially all of our cash to pay the purchase price for the target business, because we will not know how many stockholders may exercise redemption rights or seek to sell their shares to us in a tender offer, we may need to arrange third party financing to help fund our business combination. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

In connection with any vote to approve a business combination, we will offer each public stockholder the option to vote in favor of a proposed business combination and still seek redemption of his, her or its shares.

In connection with any vote to approve a business combination, we will offer each public stockholder (but not our founders, officers or directors) the right to have his, her or its shares of common stock redeemed for cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such stockholder votes for or against such proposed business combination. This ability to seek redemption while voting in favor of our proposed business combination may make it more likely that we will consummate a business combination.

In connection with any stockholder meeting called to approve a proposed initial business combination, we may require stockholders who wish to redeem their shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their redemption rights.

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against such proposed business combination, to demand that we redeem his or her shares into a pro rata share of the trust account as of two business days prior to the consummation of the initial business combination. We may require public stockholders who wish to redeem their shares in connection with a proposed business combination to either (i) tender their certificates (if any) to our transfer agent or (ii) deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holders’ option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. In order to obtain a physical share certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

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If, in connection with any stockholder meeting called to approve a proposed business combination, we require public stockholders who wish to redeem their shares to comply with specific requirements for redemption, such redeeming stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, rather than simply voting against the initial business combination at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The transfer agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or two business days prior to the scheduled date of the stockholder meeting set forth in our proxy materials, as applicable (unless we elect to allow additional withdrawal rights). Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination until nine months from the consummation of this offering or during any extension period.

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If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our common stock, you will lose the ability to redeem all such shares in excess of 15% of our common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.

Because of our structure limited resources and the significant competition for business combination opportunities, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when compared to those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

Our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination may not be viewed favorably by target businesses. Furthermore, seeking stockholder approval or engaging in a tender offer in connection with any proposed business combination may delay the consummation of such a transaction. Additionally, our outstanding rights and warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating and consummating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified a prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem for cash a significant number of shares from stockholders seeking redemption, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our founders, officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants and rights will expire worthless.

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The determination for the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants and rights were negotiated between us and Ladenburg Thalmann, the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the shares of common stock, warrants and rights included in underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        our capital structure;

•        an assessment of our management and their experience in identifying operating companies; and

•        general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

If we do not conduct an adequate due diligence investigation of a target business, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our shares of common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

The requirement that we complete an initial business combination within nine months (or up to 21months) from the closing of this offering may give potential target businesses leverage over us in negotiating a business combination.

We will have nine months (or up to 21months) from the closing of this offering to complete an initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not obtain a fairness opinion with respect to the target business that we seek to acquire and therefore you may be relying solely on the judgment of our Board of Directors in approving a proposed business combination.

We will only be required to obtain a fairness opinion with respect to the target business that we seek to acquire if it is an entity that is affiliated with any of our officers, directors or founders. In all other instances, we will have no obligation to obtain an opinion. Accordingly, investors will be relying solely on the judgment of our Board of Directors in approving a proposed business combination. In addition, investors may not be provided with a copy of any such fairness opinion.

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Resources could be spent researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We may seek acquisition opportunities in acquisition targets that may be outside of our management’s areas of expertise.

Although we expect to focus our search for a target business in the healthcare, technology, green economy and consumer products sectors. We will consider a business combination outside of our management’s areas of expertise if such business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors relevant to such acquisition. Accordingly, any stockholders or warrant holders who choose to remain a stockholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders or warrant holders who choose to remain a stockholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. As a result, we may need to reconstitute the management team of the post-transaction company in connection with our initial business combination, which may adversely impact our ability to complete an acquisition in a timely manner or at all.

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Ladenburg Thalmann may have a conflict of interest in rendering services to us in connection with our initial business combination.

Prior to the consummation of this offering, we will enter into a Business Combination Marketing Agreement with Ladenburg Thalmann. Pursuant to this agreement, Ladenburg Thalmann will provide certain specified services to us in connection with our initial business combination, though such services will not include the provision of any M&A-related advisory services. This agreement will provide that we will pay Ladenburg Thalmann the Marketing Fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 2.5% of the gross proceeds of this offering. In the ordinary course of business, Ladenburg Thalmann and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account and the accounts of customers, in the debt or equity securities of us, our affiliates or other entities that may be involved in the transactions contemplated by the Business Combination Marketing Agreement, and may provide advisory and other services to one or more actual or potential business combination targets, investors or other parties to any business combination or other transaction entered into by us, for which services Ladenburg Thalmann or one or more of its affiliates may be paid fees, including fees conditioned upon the closing of a particular business combination or other transaction or transactions. This financial interest may result in Ladenburg Thalmann having a conflict of interest when providing the services to us in connection with an initial business combination. See “Underwriting — Business Combination Marketing Agreement.”

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that in no event will we redeem, upon our initial business combination, our public shares in an amount that would cause our net tangible assets to be less than $5,000,001, nor will we consummate our initial business combination if we would otherwise become subject to the SEC’s “penny stock” rules. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our founders, officers, directors, advisors or any of their respective affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination (including, potentially, with the same target).

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments, including our warrant agreement, in a manner that will make it easier for us to complete our initial business combination that some of our stockholders or warrant holders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination. To the extent any such amendment would be deemed to fundamentally change the nature of any of the securities offered through the registration statement of which this prospectus forms a part, we would register, or seek an exemption from registration for, the affected securities.

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Risks Relating to the Post-Business Combination Company

Our management may not have control of a target business after our initial business combination. We cannot provide assurance that new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our Board of Directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our Board of Directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, certain members or all of our management team will likely resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

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If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act, as amended, or the Investment Company Act. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act.

If we are nevertheless deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $50,000 of interest).  Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.

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Risks Relating to our Management and Directors

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future, either due to health conditions or otherwise. In addition, none of our officers is required to commit any specified amount of time to our affairs and, accordingly, our officers will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after a business combination, however, cannot presently be ascertained. Although some of our key personnel may serve in senior management or as members of the Board of Directors or advisory positions following a business combination, it is likely that most, if not all, of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

We may consummate a business combination with a target business in any geographic location or industry we choose. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

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Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are officers and/or directors of other companies and will not commit their full time to our affairs. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of our initial business combination. Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other responsibilities.  If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. The foregoing could have a negative impact on our ability to consummate our initial business combination.

Our sponsor, officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our sponsor and officers and directors have waived their right to redeem their sponsor shares or any other shares purchased in this offering or thereafter, or to receive distributions from the trust account with respect to their sponsor shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares and any private warrants acquired prior to this offering will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and, in our stockholders’, best interest.  This risk may become more acute as the deadline for completing our initial business combination nears.

Our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations to other companies. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. Additionally, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us.

For example, our Chief Executive Officer is affiliated with Ladenburg, Thalmann, which is also the underwriter in this offering. He owes a pre-existing fiduciary duty to Ladenburg, Thalmann and will present opportunities to them prior to presenting them to us, if, for example, a potential target company is open to either raising funds in an offering or engaging in a transaction with a SPAC. This may limit the number of potential targets they present to us for purposes of completing a business combination.

These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. For a more detailed description of the pre-existing fiduciary and contractual obligations of our management team, and the potential conflicts of interest that such obligations may present, see the section titled “Management — Conflicts of Interest.”

Our officers and directors and their affiliates will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our sponsor, officers and directors and their affiliates will own approximately 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering and excluding accounting for any private warrants). None of the sponsor or our officers, directors or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, our sponsor, officers, directors or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to influence the vote or magnitude of the number of stockholders seeking to tender their shares to us. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants and rights will expire worthless. In connection with any vote for a proposed business combination, our sponsor officers and directors have agreed to vote their sponsor shares, as well as any public shares acquired in or after this offering in favor of any proposed business combination.

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Past performance by members of our management team and their respective affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, members of our management team and their respective affiliates, is presented for informational purposes only. Any past experience and performance, including related to acquisitions, of members of our management team and their respective affiliates, is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record of our management team’s or their affiliates’ performance, as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with one or more of our sponsors, directors or officers. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our initial stockholders, officers or directors which may raise potential conflicts of interest.

In light of the involvement of our initial stockholders, officers and directors, and their affiliates with other businesses, we may decide to acquire one or more businesses affiliated with or competitive with our initial stockholders, officers and directors, and their respective affiliates. Our directors also serve as officers and/or board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our initial stockholders, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsors, officers or directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Moreover, we may, at our option, pursue an affiliated joint acquisition opportunity with an initial stockholder or one of their affiliates or with other entities to which an officer or director has a fiduciary, contractual or other obligation or duty. Any such parties may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by making a future issuance of securities to any such parties, which may give rise to certain conflicts of interest.

Risk Related to Our Securities

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

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We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of at least a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.  Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least a majority of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We may amend the terms of the rights in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding rights.

Our rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The rights agreement requires the approval by the holders of a majority of the then outstanding rights in order to make any change that adversely affects the interests of the registered holders.

A provision of our warrant agreement for the Public Warrants may make it more difficult for us to consummate an initial business combination.

Unlike most blank check companies, if (i) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a newly issued price of less than $9.20 per share; (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (iii) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (“Market Price”) is below $9.20 per share, the exercise price of the public warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Value. This term of the warrants may make it more difficult for us to consummate an initial business combination with a target business because the target entity owners may find such adjustment objectionable.

Nasdaq may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on Nasdaq, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we expect to meet on a pro forma basis Nasdaq’s minimum initial listing standards, which generally only requires that we meet certain requirements relating to market capitalization, aggregate market value of publicly held shares, bid price and distribution requirements, we cannot assure you that our securities will continue to be listed on Nasdaq in the future prior to an initial business combination. Additionally, in connection with our initial business combination, Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•        a limited amount of media and analyst coverage of our company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

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The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our shares of common stock, warrants, and rights will be listed on the Nasdaq Global Market, our units, shares of common stock, warrants, and rights will be covered securities. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and could cause a change in control of our ownership.

As of the date of this preliminary prospectus, our Certificate of Incorporation authorizes the issuance of up to 300,000,000 shares of common stock, $0.00001 par value, and 100,000,000 shares of preferred stock, $0.00001 par value. Immediately after this offering (assuming no exercise of the over-allotment option), there will be 285,764,286 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares underlying the public and private warrants and the rights, but excluding any working capital warrants). Although we have no commitment as of the date of this preliminary prospectus, we may issue a substantial number of additional shares of common stock or preferred stock, or a combination of shares of common stock and preferred stock, to obtain additional working capital or to complete a business combination. The issuance of additional shares of common stock or preferred stock will not reduce the per-share redemption amount in the trust account, but:

•        may significantly reduce the equity interest of investors in this offering;

•        may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•        may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our shares of common stock.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

•        our inability to pay dividends on our common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

If we incur indebtedness, our lenders will not have a claim on the cash in the trust account and such indebtedness will not decrease the per-share redemption amount in the trust account.

Our founders paid an aggregate of $25,000 or approximately an average of $0.0161 per share, for the sponsor shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the shares of common stock and none to the rights or warrants included in the units) and the pro forma net tangible book value per share after this offering constitutes the dilution to the investors in this offering. Our founders acquired the sponsor shares at a nominal price, significantly contributing to this dilution. Upon the consummation of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 95.7% (or $8.37 per share) (assuming no exercise of the underwriters’ over-allotment option) (or 96.2%, or $8.42 per share if the over-allotment is exercised in full), the difference between the pro forma net tangible book value per share of $0.38 (or $0.33 if the over-allotment is exercised in full) and the effective initial offering price of $8.75 per unit (adjusted to include the value of the rights.

Our outstanding warrants and rights may have an adverse effect on the market price of our shares of common stock and make it more difficult to effect a business combination.

We will be issuing warrants and rights to receive shares of common stock as part of the units offered by this prospectus and also issuing additional warrants to our sponsor (or its designees) in various private placements. Additionally, we may issue other warrants to our officers, directors or their affiliates in payment of any loans to extend the time period within which we must complete our initial business combination and working capital loans made to us as described in this prospectus. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon the exercise of any warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the issuance, or even the possibility of issuance, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

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If our security holders exercise their registration rights, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to effect a business combination.

Pursuant to an agreement to be entered into on or prior to the consummation of this offering, our founders and their permitted transferees are entitled to make a demand that we register the resale of any shares of common stock, warrants (including working capital warrants and extension warrants), and shares underlying such warrants, that are not then covered by an effective registration statement, commencing at any time after we consummate an initial business combination. The registration and availability of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our shares of common stock.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination.

The Nasdaq corporate governance requirements do not require us to hold an annual meeting until the first anniversary of our first fiscal year end following our listing on Nasdaq. We may not hold an annual meeting of stockholders until after we consummate our initial business combination and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL. Until we hold an annual meeting of stockholders, public stockholders may not be afforded the opportunity to discuss company affairs with management.

Holders of rights and public warrants will not have redemption rights.

If we are unable to complete an initial business combination within the required time period and we redeem the funds held in the trust account, the rights and public warrants will expire and holders of such securities will not receive any of the amounts held in the trust account in exchange for their rights or public warrants.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, if, among other things, the last reported sales price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. The redemption price shall be either (i) if the holder of a warrant has followed the procedures specified in our notice of redemption and surrendered the warrant, the number of shares of common stock as determined in accordance with the “cashless exercise” provisions of the warrant agreement or (ii) if the holder of a warrant has not followed such procedures specified in our notice of redemption, the price of $0.01 per warrant. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the public warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

Redemption of the outstanding warrants could force you to: (1) exercise your warrants and pay the exercise price therefor (or exercise such warrants on a “cashless” basis) at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; (3) request that we redeem your warrants by surrendering such warrants and receiving the redemption price as if the warrants were exercised on a “cashless” basis; or (4) accept the nominal redemption price of $0.01, which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants.

The private warrants will be subject to redemption on the same terms as applicable to the public warrants.

Because each unit offered in this offering contains one-half of one redeemable warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit offered in this offering contains one-half of one redeemable warrant to purchase one-half share and one right to receive one-seventh (1/7) of a share upon the consummation of our initial business combination. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. This is different from other offerings similar to ours whose units include one share of common stock and one whole warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

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There is no guarantee that our warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for our warrants, including our public warrants, is $11.50 per share of common stock. There is no guarantee that any of our warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock and/or warrants to drop significantly.

We have registered in the registration statement of which this prospectus forms a part the resale of a total of 1,782,500 shares of common stock, 2,500,000 private warrants, and 2,500,000 shares of common stock issuable upon the exercise of the private warrants, which securities are owned by our sponsor and insiders. Although these shares of common stock and private warrants are subject to the transfer restrictions described in the insider letter, those securities may be immediately resold upon the expiration of those lockup periods. Please see “Description of Securities – Sponsor Shares” and “Description of Securities – Private Warrants” for a description of the transfer restrictions applicable to the shares of common stock and private warrants held by our sponsor and other insiders. The market price of the shares of our common stock and warrants could decline as a result of the sale of a substantial number of our shares of common stock or warrants in the public market or the perception in the market that the holders of a large number of shares or warrants intend to sell their shares.

Certain agreements related to this offering may be amended without stockholder approval.

Certain agreements, including the letter agreement among us and our initial stockholders, officers and directors and the registration rights agreement among us and our initial stockholders may be amended without stockholder approval. These agreements contain various provisions, including transfer restrictions on our sponsor shares and private placement warrants and the securities included therein, that our public stockholders might deem to be material. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the consummation of our initial business combination. Any such amendments would not require approval from our stockholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities.

General Risks

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares of common stock.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We may be subject to cybersecurity risks following consummation of a business combination.

Any entity we may seek to acquire may rely on information technology systems, including third-party hosted servers and cloud-based servers, to keep business, financial, and corporate records, communicate internally and externally, and operate other critical functions. If any of those internal systems or the systems of its third-party providers are compromised due to cyber incidents, then sensitive documents could be exposed or deleted, and the company’s ability to conduct business could be impaired. Cyber incidents can result from deliberate attacks or unintentional events. These incidents can include, but are not limited to, unauthorized access to systems, computer viruses or other malicious code, denial of service attacks, malware, ransomware, phishing, SQL injection attacks, human error, or other events that result in security breaches or give rise to the manipulation or loss of sensitive information or assets. Cyber incidents can be caused by various persons or groups, including disgruntled employees and vendors, activists, organized crime groups, and state-sponsored and individual hackers. Cyber incidents can also be caused or aggravated by natural events, such as earthquakes, floods, fires, power loss, and telecommunications failures. In addition to operational and business consequences, if a target business’ cybersecurity is breached, it could be held liable to its customers or other parties in regulatory or other actions, and it may be exposed to reputation damages and loss of trust and business. This could result in costly investigations and litigation, civil or criminal penalties, fines, and negative publicity. Any of the foregoing could have a material adverse effect on the operations and profitability of a target business we seek to acquire.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

There may be tax consequences to our business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition with a target business so as to minimize taxes both to the acquired target business and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

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Tax reform legislation enacted in the U.S. in 2017 could adversely affect our business and financial condition following a business combination.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law, making significant changes to the Internal Revenue Code of 1986, as amended. Changes under the Tax Act include, but are not limited to, a corporate tax rate decrease from 35% to 21% effective for tax years beginning after December 31, 2017, a mandatory deemed repatriation of previously untaxed cumulative foreign earnings (generally applicable to 10% U.S. stockholders of a “controlled foreign corporation” or “CFC” and taxed at reduced rates), a limitation of the tax deduction for interest expense to 30% of adjusted earnings (except for certain small businesses), a limitation of the deduction for net operating losses to 80% of current year taxable income and the elimination of net operating loss carrybacks the transition to a “participation exemption system” for the taxation of earnings of foreign corporations, where a U.S. C corporation can generally deduct 100% of dividends received from the foreign source of income of a 10% owned foreign corporation, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits. The overall impact of the Tax Act is uncertain, and it could make completing a business combination with us less appealing than with companies in other countries. In addition, it is uncertain if and to what extent various states will conform to the Tax Act and what effect any legal challenges will have on the Tax Act, including litigation in the U.S. and international challenges brought by organizations such as the World Trade Organization. The impact of the Tax Act on holders of our securities is also uncertain and could be adverse. Investors should consult with their legal and tax advisors with respect to the Tax Act and the potential tax consequences of investing in or holding our securities.

We cannot predict how tax reform legislation will affect us, our initial business combination, or our investors.

Legislative or other actions relating to taxes could have a negative effect on us, our investors, or our initial business combination. The rules dealing with U.S. federal income taxation are constantly under review by legislators and by the Internal Revenue Service and the U.S. Treasury Department. We cannot predict with certainty how any changes in the tax laws might affect us, our investors, or our initial business combination. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect the U.S. federal income tax consequences to us and our investors or could have other adverse consequences, including changes in tax rates that could impact our effective tax rate. Investors are urged to consult with their tax advisors regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our securities.

There are no authorities addressing the proper allocation of tax basis to the components of a unit, and therefore, investors may not appropriately allocate such basis for U.S. federal income tax purposes.

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. We intend to treat the acquisition of a unit, for U.S. federal income tax purposes, as the acquisition of one share of our common stock, one half of one warrant and one right to receive one-seventh (1/7) of a share of our common stock upon the consummation of an initial business combination, and, by purchasing a unit, you agree to adopt such treatment for U.S. federal income tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of our common stock, one half of one warrant and one right to receive one-seventh (1/7) of a share of our common stock upon the consummation of an initial business combination based on the relative fair market value of each at the time of issuance. The price allocated should be the stockholder’s tax basis in such share or right, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of our share of our common stock, one half of one warrant and one right to receive one-seventh (1/7) of a share of our common stock upon the consummation of an initial business combination comprising the unit, and the amount realized on the disposition should be allocated between the common stock and the right based on their respective relative fair market values at the time of disposition. The foregoing treatment of the unit and a holder’s purchase price allocation are not binding on the Internal Revenue Service, or “IRS”, or the courts. The IRS or the courts may not agree with such characterization and investors could suffer adverse U.S. federal income tax consequences as a result. Accordingly, we urge each prospective investor to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit).

Our amended and restated certificate of incorporation will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with our company or our company’s directors, officers or other employees.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. This choice of forum provision may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our amended and restated certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

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Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we will not be able to complete a business combination with prospective target businesses unless their financial statements are prepared in accordance with U.S. generally accepted accounting principles.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as promulgated by the International Accounting Standards Board (IASB), or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. We will include the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. Additionally, to the extent we furnish our stockholders with financial statements prepared in accordance with IFRS, such financial statements will need to be audited in accordance with U.S. GAAP at the time of the consummation of the business combination. These financial statement requirements may limit the pool of potential target businesses we may acquire.

Risks Associated With Acquiring and Operating a Business Outside the United States

We may pursue a target company with operations or opportunities outside of the United States for our initial business combination. Accordingly, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

We may pursue a target a company with operations or opportunities outside of the United States for our initial business combination, and therefore may be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•        costs and difficulties inherent in managing cross-border business operations;

•        rules and regulations regarding currency redemption;

•        complex corporate withholding taxes on individuals;

•        laws governing the manner in which future business combinations may be effected;

•        exchange listing and/or delisting requirements;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        local or regional economic policies and market conditions;

•        unexpected changes in regulatory requirements;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        rates of inflation;

•        challenges in collecting accounts receivable;

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•        cultural and language differences;

•        employment regulations;

•        underdeveloped or unpredictable legal or regulatory systems;

•        corruption;

•        protection of intellectual property;

•        social unrest, crime, strikes, riots and civil disturbances;

•        regime changes and political upheaval;

•        terrorist attacks and wars; and

•        deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

We may reincorporate in another jurisdiction in connection with our initial business combination.

In connection with our initial business combination, we may relocate the home jurisdiction of our state of formation from the State of Delaware to another jurisdiction outside of the United States. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. In addition, the transaction may require a stockholder to recognize taxable income in the jurisdiction in which the stockholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to stockholders to pay such taxes. Stockholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

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We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and may make sales overseas, which may experience corruption. Activities overseas may create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•       our ability to select an appropriate target business or businesses;

•        ability to complete our initial business combination;

•        success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•        potential ability to obtain additional financing to complete a business combination;

•        pool of prospective target businesses;

•        ability of our officers and directors to generate potential acquisition opportunities;

•        potential change in control if we acquire one or more target businesses for shares;

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•        public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        expectations regarding the time during which we will be an “emerging growth company” under the JOBS Act;

•        the trust account not being subject to claims of third parties;

•        use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•        financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the $2,500,000 of funds we will receive from the sale of the private warrants, will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From offering	$62,000,000	$71,300,000
From private placement of warrants	2,500,000	2,500,000
Total gross proceeds	$64,500,000	$73,800,000
Estimated offering expenses(1)
Underwriting discounts and commissions (2.0% of gross proceeds from units offered to public),	1,240,000	1,300,000
Legal fees and expenses	130,000	130,000
Nasdaq Listing Fees	50,000	50,000
Printing and engraving expenses	25,000	25,000
Accounting fees and expenses	40,000	40,000
FINRA filing fee	25,859	25,859
SEC registration fee	15,672	15,672
Initial trustee’s fee	4,500	4,500
Miscellaneous expenses	68,969	8,969
Total offering expenses	$1,600,000	1,600,000
Net proceeds
Held in trust	62,000,000	71,300,000
Not held in trust	900,000	900,000
Total net proceeds	$62,900,000	72,200,000

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	Amount	Percentage
Use of net proceeds not held in trust(2)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$170,000	18.9%
Due diligence of prospective target businesses by officers and directors	50,000	5.6%
Legal and accounting fees relating to SEC reporting obligations	75,000	8.3%
D&O insurance premiums(3)	400,000	44.4%
Working capital to cover miscellaneous expenses, general corporate purposes and reserves, including payment for office space, utilities and secretarial and administrative support (4)	205,000	22.8%
Total	$900,000	100.00%

____________

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees, have been paid from the funds we received from our sponsor described below. These funds will be repaid out of the proceeds of this offering available to us. If we determine not to proceed with the offering, such amounts would not be repaid.

(2)	These amounts are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. In addition, a portion of the offering expenses may be paid from the proceeds of loans from our sponsor of up to $200,000 as described in this prospectus. As of June 30, 2021, we had borrowed $45,000 (of up to $200,000 available to us) under the promissory note with our sponsor to be used for a portion of the expenses of this offering. These amounts may be repaid upon completion of our initial business combination or converted into 200,000 working capital warrants.

(3)	This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

(4)	Represents amount payable for the first twelve months following this offering.

The table above assumes that the amount borrowed under the $200,000 note held by our sponsor will be repaid on the date on which we complete our initial business combination and the commitment and payment by our sponsor or officers and directors by them (or their respective affiliates or designees) to purchase from us an aggregate of 2,500,000 private warrants at a price of $1.00 per private warrant for an aggregate purchase price of $2,500,000 in a private placement basis simultaneously with the consummation of this offering. The private warrants are described in more detail elsewhere in this prospectus.

Net proceeds of $62,000,000, or $71,300,000 if the over-allotment option is exercised in full, of this offering and a portion of the proceeds of the sale the private warrants to our sponsor (or its designees), will be placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

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Officers, directors and founders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Our audit committee will review and approve all reimbursements and payments made to our founders, officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval. There is no limit on the amount of such expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

The net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $900,000. We intend to use the proceeds for legal, accounting and other expenses of structuring and negotiating business combinations, due diligence of prospective target businesses, legal and accounting fees related to SEC reporting obligations, annual director and officer liability insurance premiums, the monthly administrative fee described above, as well as for reimbursement of any out-of-pocket expenses incurred by our founders, officers and directors in connection with activities on our behalf as described above.

The allocation of the net proceeds available to us outside of the trust account represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories. If our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business, to pay holders who wish to redeem or sell their shares to us for a portion of the funds held in the trust account and to pay our expenses relating thereto, upon consummation of our initial business combination. If the payment of our liabilities were to reduce the amount available to us in trust necessary to pay all holders who wish to redeem or sell their shares to us for a portion of the funds held in the trust account, we would not be able to consummate such transaction. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, our sponsor has agreed to pay the costs of liquidation to the extent the funds available to us outside of the trust account are insufficient and have agreed not to seek repayment of such amounts.

Our sponsor has agreed to loan us an aggregate of up to $200,000 pursuant to a promissory note to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, Nasdaq listing fees and a portion of the legal and audit fees and expenses and underwriting fees. As of June 30, 2021, we had borrowed $45,000 under this note. The note is be payable without interest on the later of December 11, 2021 in the event that our initial public offering is not successfully completed by such date or the date on which we complete our initial business combination. The outstanding principal amount payable under this note may be converted, at the option of the holder, into up to 200,000 working capital warrants at a price of $1.00 per warrant, with each warrant entitling the holder to purchase one share of our common stock at an exercise price of $11.50 per share.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 21 months, assuming that a business combination is not consummated during that time.

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In order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $2,400,000 of the notes may be converted upon consummation of our business combination into working capital warrants at a price of $1.00 per warrant. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. These notes would be in addition to any notes we issued in exchange for the funds necessary to extend our life.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us) only in the event of (i) our redemption of 100% of the outstanding public shares in connection with our liquidation if we have not completed a business combination within the required time period, (ii) if that public stockholder redeems such shares, or sells such shares to us in a tender offer, in connection with a business combination which we consummate or (iii) we seek to amend any provisions of our Certificate of Incorporation that would affect our public stockholders’ ability to redeem or sell their shares to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within nine months (or up to 21months) from the closing of this offering. This redemption right shall apply in the event of the approval of any such amendment to our amended and restated Certificate of Incorporation, whether proposed by our founders, any executive officer, director or director nominee, or any other person. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be, subject to the laws of the State of Delaware, within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any cash dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain that the sponsor shares held by our founders will continue to account for, in the aggregate, 20% of our issued and outstanding shares after this offering, assuming that our founders do not purchase units in this offering.) Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to under the terms of such indebtedness.

DILUTION

The difference between the public offering price per share, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be redeemed for cash or sold in a tender offer), by the number of outstanding shares of common stock. At June 30, 2021, our net tangible book deficit was $46,147, or approximately $(0.03) per share of common stock. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of approximately 0.1429 of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration and (ii) the number of shares included in the units offered hereby will be deemed to be 7,085,714 (consisting of 6,200,000 shares included in the units we are offering by this prospectus and 885,714 shares for the outstanding rights), and the price per share in this offering will be deemed to be $8.75.After giving effect to the sale of 6,200,000 shares of common stock included in the units we are offering by this prospectus, the sale of the private warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2021 would have been $924,603 or $0.38 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 6,200,000 shares of common stock that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) of $0.41 per share to our initial stockholders and an immediate dilution of $8.37 per share or 95.7% to our public stockholders not exercising their redemption rights. The decrease attributable to public shares subject to redemption is included in the calculation below at $10.00 per share, as all public stockholders have the right to redeem. The dilution to new investors if the underwriters exercise their over-allotment option in full would be an immediate dilution of $8.42 per share or 96.2%.

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The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

	No exercise of over-allotment option		Exercise of over-allotment option in full
Public offering price (1)		$8.75		$8.75
Net tangible book deficit before this offering	$(0.03)		$(0.03)
Decrease attributable to public stockholders	0.41		0.36
Pro forma net tangible book value after this offering		0.38		0.33
Dilution to public stockholders		$8.37		$8.42
Percentage of dilution to public stockholders		95.7%		96.2%

(1)	The offering price is calculated as the total consideration received of $62,000,000 divided by the total number of shares of 7,085,714 assuming the issuance of additional shares underlying the rights contained in the units (or $71,300,000 divided by the total number of shares of 8,148,571 assuming the issuance of additional shares underlying the rights contained in the units.

The following table sets forth information with respect to our existing stockholders and the public stockholders:

	Shares Purchased			Total Consideration		Average Price
Number	Number		Percentage	Amount	Percentage	per Share
Founders	1,550,000	(1)	17.95%	$25,000	0.01%	$0.0161
Public stockholders	7,085,714	(2)	82.05%	62,000,000	99.99%	$8.75
Total	8,635,714		100.00%	$62,025,000	100.00%

____________

(1)	Assumes no exercise of the over-allotment option.
(2)	Assumes the issuance of an additional 885,714 shares underlying the rights to the public shareholders.

The pro forma net tangible book value per share after the offering is calculated as follows:

	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book value before this offering	$(46,147)	$(46,147)
Net proceeds from this offering and sale of the placement warrants, net of expenses	62,900,000	72,200,000
Plus: Offering costs paid in advance, excluded from tangible book value	70,750	70,750
Less: Proceeds held in trust subject to redemption	(62,000,000)	(71,300,000)
	$924,603	$924,603

Denominator:	Without Over-allotment	With Over-allotment
Shares of common stock outstanding prior to this offering	1,550,000	1,550,000
Shares of common stock issued if over-allotment is exercised	—	232,500
Common stock included in the units offered	6,200,000	7,130,000
Common stock underlying the rights to be included in the units offered	885,714	1,018,571
Less: Shares subject to redemption	(6,200,000)	(7,130,000)
	2,435,714	2,801,071

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CAPITALIZATION

The following table sets forth our capitalization at June 30, 2021 and as adjusted to give effect to the sale of our units, the repayment of the outstanding principal amount under the $200,000 note held by our sponsor and the sale of 2,500,000 warrants to our sponsor, officers, directors or their respective designees effective at closing and the application of the estimated net proceeds derived from the sale of such securities:

	June 30, 2021
	Actual	As Adjusted(1)
Note payable to related party(2)	$45,000	$—

Shares of common stock, $0.00001 par value, -0- and 6,200,000 shares which are subject to possible redemption /tender(3)(4)	—	62,000,000
Stockholders’ equity:
Preferred shares, $0.00001 par value, 100,000,000 shares authorized; none issued or outstanding	—	—
Shares of common stock, $0.00001 par value, 300,000,000 shares authorized; 1,550,000 shares issued and outstanding, actual; 1,550,000 shares issued and outstanding, as adjusted(5)	16	16
Additional paid in capital	24,984	924,984
Accumulated deficit	(397)	(397)
Total stockholders’ equity/(deficit):	24,603	924,603
Total capitalization	$69,603	62,924,603

____________

(1)      Includes the $2,500,000 we will receive from the sale of the private warrants to our sponsor simultaneously with closing of the offering. Assumes the over-allotment option has not been exercised.

(2)      Our sponsor has agreed to loan us up to $200,000 pursuant to a promissory note to be used for a portion of the expenses of this offering. As of June 30, 2021, we had borrowed $45,000 under this promissory note. This promissory note is payable upon the later of December 11, 2021 in the event that this initial public offering is not successfully completed by such date or the date on which we complete our initial business combination, either in cash or in additional working capital warrants.

(3)      Upon the consummation of our initial business combination, we will provide our stockholders (but not our founders, officers or directors) with the opportunity to redeem or sell their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest not previously released to us (less taxes payable).

(4)	Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable). While redemptions in connection with a business combination cannot cause our net tangible assets to fall below $5,000,001 following the business combination, or any greater limitation (including, but not limited to cash requirements) required by the terms of the proposed business combination, all of our public shares are redeemable and classified as such on the balance sheet until such date that a redemption event takes place. All of the 6,200,000 shares of common stock (7,130,000 shares of common stock if the over-allotment option is exercised in full) sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a stockholder vote or tender offer in connection with the business combination and in connection with certain amendments to our amended and restated certificate of incorporation. In accordance with SEC guidance on redeemable equity instruments.
(5)	Excluding 885,714 shares of common stock underlying the rights.

 MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on May 19, 2021 for the purpose of engaging in a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to throughout this prospectus as our initial business combination, with one or more businesses or entities with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional shares of common stock or preferred stock:

•        may significantly reduce the equity interest of our stockholders;

•        may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•        will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

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•        may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•        our inability to pay dividends on our common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at June 30, 2021, we had $34,250 in cash. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed below. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the sponsor shares, and the commitment by our sponsor to loan us up to $200,000, as more fully described below.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $600,000 and underwriting discounts and commissions of $1,240,000 (or $1,300,000 if the over-allotment option is exercised in full) and (ii) the sale of the private warrants for a purchase price of $2,500,000 will be $62,900,000. Of this amount, $62,000,000 (or $71,300,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining $900,000 will not be held in trust.

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We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business, to pay holders who wish to redeem or sell their shares to us for a portion of the funds held in the trust account and to pay our expenses relating thereto, upon consummation of our initial business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the approximately $900,000 of net proceeds not held in the trust account will be sufficient to allow us to operate for up to the next 21months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•        $170,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•        $50,000 of expenses for the due diligence and investigation of a target business by our officers and directors;

•        $75,000 of expenses for legal and accounting fees relating to our SEC reporting obligations for up to 18 months;

•        $400,000 of expenses for director and officer liability insurance premiums that we anticipate paying following the completion of our initial public offering and until we complete a business combination; and

•        $205,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including expenses for the payment of the virtual office space and limited administrative fees to an unaffiliated third party on a month to month basis.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our founders, officers and directors and their affiliates may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,400,000 of such loans may be convertible into working capital warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our initial stockholders. The terms of such loans by our founders, officers and directors and their affiliates if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our business combination, we do not expect to seek loans from parties other than our founders, officers and directors and their affiliates if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If our estimates of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or we earn less interest on the funds held in the trust account than anticipated, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend on the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not party to any arrangement or understanding with any third party with respect to raising additional funds through the sale of our securities or the incurrence of debt. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

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Related Party Transactions

On June 22, 2021, our sponsor has purchased 1,437,500 shares of common stock for an aggregate purchase price of $25,000. In September 2021, we amended the terms of the subscription agreement to issue our sponsor an additional 62,500 shares of common stock, resulting in our sponsor holding an aggregate of 1,500,000 shares of common stock so that the shares of common stock held by our sponsor will account for, in the aggregate, 20% of our issued and outstanding shares after this offering. In November 2021, we entered into an amended and restated subscription agreement with the sponsor pursuant to which we issued the sponsor an additional 50,000 shares, resulting in the sponsor holding an aggregate of 1,550,000 shares (so that the sponsor shares will account for 20% of our issued and outstanding shares after this offering) and also agreed that, if the underwriters exercise the over-allotment option, we will issue to our sponsor such number of additional shares of common stock (up to 232,500 shares) as to maintain our sponsor’s ownership at 20% or our issued and outstanding common stock upon the consummation of this offering.

Effective on June 11, 2021, we issued an unsecured promissory note in the principal amount of $200,000 to Mana Capital LLC, our sponsor and majority stockholder prior to this offering, to reflect the commitment by our sponsor to loan us up to such amount. The note is non-interest bearing and payable in cash on the later of December 11, 2021 in the event that our initial public offering is not successfully completed by such date or the date on which we complete our initial business combination. As of June 30, 2021, we had borrowed $45,000 under this promissory note. The outstanding principal amount payable under this note may be converted, at the option of the holder, into up to 200,000 working capital warrants at a price of $1.00 per warrant, with each working capital warrant entitling the holder to purchase one share of our common stock at an exercise price of $11.50 per share.

Our sponsor has committed (either directly or through its affiliates or designees) to purchase an aggregate of 2,500,000 for a purchase price of $2,500,000. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. These private warrants will be identical to the warrants underlying the units sold in this offering and the terms of the private warrants will remain the same irrespective of the holder thereof.

We will enter into a registration rights agreement with our founders, officers, directors or their affiliates prior to or on the effective date of this offering pursuant to which we will agree to register any shares of common stock, warrants (including working capital warrants and extension warrants), and shares underlying such warrants, that are not then covered by an effective registration statement. See “Description of Securities — Registration Rights.”

Our founders, officers and directors or any of their respective affiliates will be reimbursed for any out-of- pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our founders, officers, directors or our or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our sponsor, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts, or, at the option of the lender, up to $2,400,000 of any such loans may be repaid through the issuance of additional working capital warrants. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

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Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We were formed on May 19, 2021 in the State of Delaware for the purpose of acquiring, engaging in a stock exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

To date, our efforts have been limited to organizational activities as well as activities related to this offering. None of our officers, directors, sponsor and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us.

Management Investment Experience

Our management team is led by Jonathan Intrater, Allan Liu and Loren Mortman; each has distinctive and complementary experience and extensive networks in the healthcare, technology, green economy, consumer products as well as other various other industries which we believe can provide a suitable selection of potential targets. We intend to focus on targeting middle market entities with a valuation in the $150 million to $500 million range.

We believe that our management team is well positioned to identify attractive business combination opportunities with compelling growth records and further potential. Members of our management team have extensive experience in executing business combinations, as they are long-term professionals as advisors to buyers and sellers in mergers and acquisitions, private equity investors or buy and sell side investment bankers. Jonathan Intrater, our Chief Executive Officer, is a Managing Director in the investment banking department at United States’ based Ladenburg, Thalmann & Co., Inc. and has extensive experience in merger advisory transactions and public offerings. He was also a member of the board and Chairman of the audit committee of GreenVision Acquisition Corp., a Nasdaq Capital Market-listed SPAC company which completed its initial business combination in August 2021. Allan Liu, one of the members of our Board of Directors, is a veteran investment manager in Asia. He has almost 40 years of broad experience in the financial industry, specializing in capital markets, private equity and venture capital investment. Mr. Liu has involved in the processes of raising and investing over $20 billion USD capital in hundreds of projects for international institutional investors, and participated in building successful funds and asset management platforms. Loren Mortman, another member of our Board of Directors, has been President of The Equity Group Inc., an investor relations consulting firm that specializes in investor communications, investment community outreach, and IR advisory for small-to-mid-cap companies since 2013. Ms. Mortman has over 20 years’ experience in leading public company clients’ critical communications, relations with the investment community and advising on their transactions. Prior to joining The Equity Group, Ms. Mortman was a Financial Analyst at Brenner Securities, an Investment Bank.

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Our management team will actively source target candidates where they believe will be attractive candidates for acquisition, utilizing their deal-making track record, professional relationships, and capital markets expertise to enhance the growth potential and value of a target business and provide opportunities for an attractive return to our stockholders.

Past performance of our management team is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management’s performance as indicative of our future performance.

Business Strategy

Our business strategy is to identify and complete our business combination with a company that meets one or more of the acquisition criteria described below.

Our objective is to generate an attractive return for stockholders through a merger with an operating company with a strong growth record and growth potential. We expect to favor opportunities with certain industry and business characteristics such as compelling long-term growth prospects, attractive competitive dynamics, consolidation opportunities, leading technological position and strong management. We will also consider additional factors such as high barriers to entry, significant streams of recurring revenue, high incremental margins and attractive free cash flow characteristics. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus our search on target businesses operating in North America, Europe and Asia in the healthcare, technology, green economy, and consumer products sectors.

Our selection process will leverage our management team’s broad and deep relationship network, industry experiences and deal sourcing capabilities to access a broad spectrum of differentiated opportunities. Our management team has a distinctive combination of capabilities including:

•        analyzing performance, financial and otherwise, of existing public and private entities; and

•        an extensive history of accessing the capital markets across various business cycles, including financing businesses and assisting companies with transition to public ownership.

Upon completion of this offering, our founders will communicate with their networks of relationships to articulate the parameters for our search for a target company and a potential business combination and begin the process of pursuing and reviewing potential opportunities. Our management team will also utilize the services of our investment banker, Ladenburg Thalmann & Co., Inc. as well as other advisors.

Acquisition Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may ultimately decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We intend to seek to acquire companies that we believe:

•        have exhibited strong growth in revenue or profit in recent fiscal periods or have healthy cash flow from operations;

•        will offer an attractive return for our stockholders, potential upside from growth in the target business and with an improved capital structure will be provide a favorable upside measured against any identified downside risks;

•        meet some key characteristics such as being or having the capability of being a disruptive participant within an industry;

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•        are capable of achieving significant organic and/or acquisitive growth;

•        are or can be positioned to enhance stockholder value and revenue growth;

•        possess exploitable intellectual property;

•        have the potential to achieve a leading position in the industry in which it competes; or

•        possess a proven management team prepared for being a public company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. If we decide to enter into our business combination with a target business that does not meet all on some of the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC and deliver to stockholders.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as well as a review of financial and other information that will be made available to us.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Our stockholders may not be provided with a copy of such opinion and they may not be able to rely upon such opinion.

Members of our management team and our independent directors will directly or indirectly own sponsor shares and/or private warrants following this offering which securities may be worthless if we fail to complete a business combination and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Delaware law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Our Certificate of Incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company subject to his or her fiduciary duties under the laws of the State of Delaware and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Prior to the effective date of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our units, common stock and warrants under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

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Effecting A Business Combination

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. In the case of a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination. Accordingly, in either case, we will consummate our initial business combination only if upon such consummation either our shares are listed on a national securities exchange as contemplated by Rule 3a51-1(a) under the Exchange Act or we have net tangible assets (as determined in accordance with Rule 3a51-1(g) of the Exchange Act, or any successor rule) of at least $5,000,001 (in either case, so that we are not subject to the SEC’s “penny stock” rules) and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

We have nine months (or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) from the consummation of this offering to consummate our initial business combination. Public stockholders will not be offered the opportunity to vote on or redeem their shares in connection with such extension. If we are unable to consummate our initial business combination within such time period, we will distribute the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (net of taxes payable), pro rata to our public stockholders, by way of redemption of their shares, and thereafter cease operations except for the purpose of winding up our affairs, as further described herein.

If we anticipate that we may not be able to consummate our initial business combination within nine months, we may extend the period of time to consummate a business combination up to twelve (12) times, each by an additional one month (for a total of up to 21 months to complete a business combination). Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our board of directors would adopt a resolution authorizing such extension and our insiders or their affiliates or designees (which may include the potential target business), upon five days advance notice prior to each applicable deadline, must deposit into the trust account $206,667 (or $237,667 if the underwriters' over-allotment option is exercised in full) ($0.0333 per share), on or prior to the date of each such applicable deadline for each one-month extension (or up to an aggregate of $2,480,000 (or $2,852,000 if the underwriters' over-allotment option is exercised in full), or $0.40 per share, if we extend for the full twelve months). The providers of these funds will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender's discretion, converted upon consummation of our business combination into additional private warrants at a price of $1.00 per warrant. Our founders have approved the issuance of the private warrants upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. In the event that we receive notice from our founders five days prior to an applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to such applicable deadline. In addition, we intend to issue a press release the day after such applicable deadline announcing whether or not the funds had been timely deposited. Our insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of our insiders, decide to extend the period of time to consummate our initial business combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account and then seek to dissolve and liquidate. In such event, the public warrants and rights will expire and will be worthless.

Nasdaq rules require that our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Although our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. Our stockholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. However, if Nasdaq delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

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We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own or acquire shares will own or acquire 100% of the outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target, or issue a substantial number of new shares to third parties in connection with financing our initial business combination. In such cases, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the outstanding equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired by us is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Potential Conflicts

Members of our management team have various interests in this offering that are different than our other stockholders and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to us. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations to such other entities (as well as to us). We do not believe, however, that any fiduciary duties or contractual obligations of our executive officers would materially undermine our ability to complete our initial business combination.

Our officers and directors are not required to commit their full time to our affairs and will allocate their time to other businesses. We presently expect each of our officers and directors to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). The past successes of our executive officers and directors do not guarantee that we will successfully consummate an initial business combination.

For more information on the foregoing conflicts of interest and the relevant pre-existing fiduciary duties or contractual obligations of our management team, see the section titled “Management — Conflicts of Interest.”

Competitive Strengths

We believe we have the following competitive strengths:

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Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for our shares of common stock or for a combination of our shares of common stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses might find this method a more certain and cost-effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once the business combination is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests than it would have as a privately-held company. Being public can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a more established entity or with a private company. These inherent limitations include limitations on our available financial resources, which may be inferior to those of other entities pursuing the acquisition of similar target businesses; the requirement that we seek stockholder approval of a business combination, which may delay the consummation of a transaction.

Financial position

With funds in the trust account of $62,000,000 (or $71,300,000 if the over-allotment option is exercised in full) available to use for a business combination, we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing and there can be no assurance that it will be available to us.

Management Expertise

We will seek to capitalize on the operating experience and contacts of our officers and directors in consummating an initial business combination. We believe the network and skills of these individuals make them valuable resources to our company and will assist us in consummating a transaction. Past performance of our management team or their affiliates is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private warrants, our capital stock, debt or a combination of these in effecting a business combination which has not yet been identified. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense and potential loss of voting control, among others. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

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We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. Although we are not required or bound to acquire a business in a particular geographic region or industry sector, we expect to focus our efforts in North America, Europe and Asia, and in the healthcare, technology, green economy and consumer products sectors. None of our officers, directors, sponsor and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate such companies. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

Subject to the requirement that while we are listed on Nasdaq our target business have a fair market value of 80% of the trust account balance (excluding taxes payable on the interest earned on the trust account), as described below, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Except as described elsewhere in this prospectus, we have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates. We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our founders, officers and directors. While our officers and directors are not required to commit any specific amount of time in identifying or performing due diligence on potential target businesses, we believe that the relationships they have developed over their careers will generate a number of potential business combination opportunities that will warrant further investigation. We also anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our founders, officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will our sponsor, officers, directors or their respective affiliates be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, our initial business combination (regardless of the type of transaction that it is) other than the repayment of non-interest bearing loans and reimbursement of any out-of-pocket expenses. Our audit committee will review and approve all reimbursements and payments made to our officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval. We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers or directors or their affiliates. However, we are not restricted from entering into any such transactions and may do so if (i) such transaction is approved by a majority of our disinterested independent directors and (ii) we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view.

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Selection of a Target Business and Structuring of a Business Combination

Subject to the limitations that while we are listed on Nasdaq a target business have a fair market value of at least 80% of the balance in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•        financial condition and results of operation;

•        growth potential;

•        brand recognition and potential;

•        experience and skill of management and availability of additional personnel;

•        capital requirements;

•        competitive position;

•        barriers to entry;

•        stage of development of the products, processes or services;

•        existing distribution and potential for expansion;

•        degree of current or potential market acceptance of the products, processes or services;

•        proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•        impact of regulation on the business;

•        regulatory environment of the industry;

•        costs associated with effecting the business combination;

•        industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

•        macro competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and review of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

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Fair Market Value of Target Business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance (excluding taxes payable on the interest earned on the trust account). The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm, or another independent entity that commonly renders valuation opinions, as to the fair market value if our Board of Directors independently determines that the target business complies with the 80% threshold.

If Nasdaq delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own or acquire shares will own or acquire 100% of the outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target, or issue a substantial number of new shares to third parties in connection with financing our initial business combination. In such cases, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the outstanding equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired by us is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Lack of Business Diversification

We expect to complete only a single business combination. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•        subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•        result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

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If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full-time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. If enough stockholders tender their shares so that we are unable to satisfy any applicable closing condition set forth in the definitive agreement related to our initial business combination, or we are unable to have net tangible assets of at least $5,000,001 and become subject to the SEC’s “penny stock” rules, we will not consummate such initial business combination. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we so choose and we are legally permitted to do so, we will have the flexibility to avoid a stockholder vote and allow our stockholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, or Exchange Act, which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. In the case of a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. In either case, we will consummate our initial business combination only if upon such consummation either our shares are listed on a national securities exchange as contemplated by Rule 3a51-1(a) under the Exchange Act or we have net tangible assets (as determined in accordance with Rule 3a51-1(g) of the Exchange Act, or any successor rule) of at least $5,000,001 (in either case, so that we are not subject to the SEC’s “penny stock” rules) and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

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We chose to list our shares on the Nasdaq Global Market and set our net tangible asset threshold of $5,000,001 as a condition to consummating a business combination to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait up to 21 months from the closing of this offering in order to be able to receive a pro rata share of the trust account.

Our sponsor and our officers and directors have agreed (1) to vote their sponsor shares as well as any public shares acquired in or after this offering in favor of any proposed business combination, (2) not to propose, or vote in favor of, an amendment to the Certificate of Incorporation, prior to a business combination, to affect the substance or timing of the Company’s obligation to redeem all public shares if it cannot complete an business combination within nine months (or up to 21 months) of the closing of this proposed offering, unless the Company provides public stockholders an opportunity to redeem their public shares, (3) not to redeem any shares of common stock in connection with a stockholder vote to approve a proposed initial business combination and (4) not sell any shares of common stock in any tender in connection with a proposed initial business combination. As a result, if we sought stockholder approval of a proposed transaction we could need as few as 2,325,001 of our public shares (or approximately 37.5% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised and the founders do not purchase any units in this offering or units or shares in the after-market). Further, assuming that only a quorum of 3,875,001 shares of our common stock is present in person or by proxy at stockholder meeting to approve our initial business combination, if only the minimum number of shares representing a quorum are voted, such approval would require the affirmative vote of 1,925,001 shares of our common stock, which means that, in addition to our initial stockholders’ shares, we would need only 387,501, or approximately 6.25%, of the 6,200,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised and the founders do not purchase any units in this offering or units or shares in the after-market).

Permitted Purchases of Our Securities

In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares such persons may purchase. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers, advisors or their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. The purpose of such purchases would be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors, advisors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors, advisors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, officers, directors, advisors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors, advisors and/or their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption/Tender Rights

At any meeting called to approve an initial business combination, public stockholders may seek to redeem their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. Notwithstanding the foregoing, our initial stockholders have agreed, pursuant to written letter agreements with us, not to redeem any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we hold a meeting to approve an initial business combination, a holder will always have the ability to vote against a proposed business combination and not seek redemption of his or her shares.

Alternatively, if we engage in a tender offer, each public stockholder will be provided the opportunity to sell his or her public shares to us in such tender offer. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their public shares to us in the tender offer or remain an investor in our company.

Our initial stockholders, officers and directors will not have redemption rights with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

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Whether we elect to effectuate our initial business combination via stockholder vote or tender offer, we may also require public stockholders, whether they are a record holder or hold their shares in “street name,” to either (i) physically tender their certificates (if any) to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such delivery requirements. Accordingly, a stockholder would have from the time our proxy statement is mailed through the date set forth in the proxy materials or tender offer documents sent in connection with the proposal to approve the business combination to deliver his, her or its shares if he, she or it wishes to seek to exercise his, her or its redemption rights. Under Delaware law and our bylaws, we are required to provide at least 10 days’ advance notice of any stockholder meeting, which would be the minimum amount of time a stockholder would have to determine whether to exercise redemption rights. As a result, if we require public stockholders who wish to redeem their shares of common stock into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise redemption rights to deliver their shares prior to the consummation of the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders.

Any request to redeem or tender such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or expiration of the tender offer. Furthermore, if a holder of a public share delivered his or her certificate in connection with an election of their redemption or tender and subsequently decides prior to the vote on the business combination or the expiration of the tender offer not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption or tender rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

The foregoing is different from the procedures used by traditional blank check companies. In order to perfect redemption rights in connection with their business combinations, many traditional blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for it to deliver its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which it could monitor the price of the company’s stock in the market. If the price rose above the conversion price, it could sell its shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become an “option” right surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the closing of the stockholder meeting ensures that a holder’s election to convert is irrevocable once the business combination is completed.

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Automatic Liquidation of Trust Account if No Business Combination

If we do not complete a business combination within nine months (or up to 21 months, as discussed below) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. However, if we anticipate that we may not be able to consummate our initial business combination within nine months, we may, but are not obligated to, extend the period for up to twelve (12) additional one-month periods to consummate a business combination. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer and Trust Company, LLC on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our board of directors would adopt a resolution authorizing such extension and our founders or their affiliates or designees (which may include the potential target business), upon five days advance notice prior to the applicable deadline, must deposit into the trust account $206,667 (or $237,667 if the underwriters' over-allotment option is exercised in full) ($0.0333 per share in either case) on or prior to the date of the applicable deadline for each one-month extension (or up to an aggregate of $2,480,000 (or $2,852,000 if the underwriters' over-allotment option is exercised in full), or $0.40 per share if we extend for the full twelve months). The providers of such additional funds will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender's discretion, converted upon consummation of our business combination into additional warrants at a price of $1.00 per warrant. Our founders have approved the issuance of the private warrants upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. In the event that we receive notice from our insiders five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of our insiders, decide to extend the period of time to consummate our initial business combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If we do extend the period of time to consummate our initial business combination as described above, we would follow the same liquidation procedures described above if we do not complete a business combination by the end of the extended period. At such time, the warrants and rights will expire and holders of warrants and rights will receive nothing upon a liquidation and the warrants and rights will be worthless.

There will be no redemption rights or liquidating distributions with respect to our warrants and rights, which will expire worthless if we fail to complete our initial business combination within the nine-month time period (or up to 21-month time period) from the closing of this offering. We will pay the costs of our liquidation from our remaining assets outside of the trust account. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors).

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any redemptions are made to stockholders, any liability of stockholders with respect to a redemption is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. It is our intention to redeem our public shares as soon as reasonably possible following the 18th month from the closing of this offering and, therefore, we do not intend to comply with the above procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to seeking to complete an initial business combination, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

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We will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. The underwriters in this offering will execute such a waiver agreement.

As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.00 (whether or not the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. Our sponsor has agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. Our sponsor has been newly formed and we believe that our sponsor’s only assets are securities or promissory notes of our company. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, subject to our obligations under Delaware law to provide for claims of creditors as described below.

If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate the redemption of our public shares. Our insiders have waived their rights to participate in any redemption with respect to their insider shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account and from the interest income on the balance of the trust account (net income and other tax obligations) that may be released to us to fund our working capital requirements. If such funds are insufficient, our sponsor has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and has agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us redeem their respective shares of common stock upon a business combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share redemption amount received by public stockholders may be less than $10.00.

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 If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we hold a stockholder vote to amend any provisions of our certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. Our sponsor, officers and directors have each agreed to waive any redemption rights with respect to any insider shares, private shares and any public shares they may hold in connection with any vote to amend our certificate of incorporation. Specifically, our certificate of incorporation includes several provisions which can impact our ability to consummate a business combination including, among other things, that:

•        prior to the consummation of our initial business combination, we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their shares of common stock, regardless of whether they vote for or against the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, in each case subject to the limitations described herein;

•        in connection with our initial business combination, we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001; accordingly, we will consummate our initial business combination only if upon such consummation either our shares are listed on a national securities exchange as contemplated by Rule 3a51-1(a) under the Exchange Act or we have net tangible assets (as determined in accordance with Rule 3a51-1(g) of the Exchange Act, or any successor rule) of at least $5,000,001 (in either case, so that we are not subject to the SEC’s “penny stock” rules) and a majority of the outstanding shares of common stock voted are voted in favor of the business combination;

•         in connection with any vote of our stockholders to amend any provisions of our amended and restated certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will not be able to amend our amended and restated certificate of incorporation or conduct the related redemption of our pubic shares if holders of our public shares sought to exercise their redemption rights in connection with such proposal in such an amount that we would not be able to satisfy the net tangible asset requirement (as described above), unless our shares are listed on a national securities exchange as contemplated by Rule 3a51-1(a) under the Exchange Act;

•        if our initial business combination is not consummated within nine months of the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail elsewhere in this prospectus), then our existence will terminate and we will distribute all amounts in the trust account to all of our public holders of shares of common stock;

•        upon the consummation of this offering, $62,000,000, or $71,300,000 if the over-allotment option is exercised in full, shall be placed into the trust account;

•        we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

•        prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

If we were to seek to amend any of these provisions of our certificate of incorporation, such amendment would require the vote of a majority of our outstanding shares of common stock.

Our amended and restated certificate of incorporation also has certain provisions which can impact the ability of holders of our common stock to obtain redemption of their shares into funds held in trust. Under our amended and restated certificate of incorporation, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent.

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Potential Revisions to Agreements with Insiders

Each of our sponsor and officers and directors has entered into letter agreements with us pursuant to which each of them has agreed to do certain things relating to us and our activities prior to a business combination. We could seek to amend these letter agreements without the approval of stockholders, although we have no intention to do so. In particular:

•        Restrictions relating to liquidating the trust account if we failed to consummate a business combination in the time-frames specified above could be amended, but only if we allowed all stockholders to redeem their shares in connection with such amendment;

•        Restrictions relating to our insiders being required to vote in favor of a business could be amended to allow our insiders to vote on a transaction as they wished;

•        The requirement of members of the management team to remain our officer or director until the closing of a business combination could be amended to allow persons to resign from their positions with us if, for example, the current management team was having difficulty locating a target business and another management team had a potential target business;

•        The restrictions on transfer of our securities could be amended to allow transfer to third parties who were not members of our original management team;

•        The obligation of our management team to not propose amendments to our organizational documents could be amended to allow them to propose such changes to our stockholders;

•        The obligation of insiders to not receive any compensation in connection with a business combination could be modified in order to allow them to receive such compensation;

•        The requirement to obtain a valuation for any target business affiliated with our insiders, in the event it was too expensive to do so.

Except as specified above, stockholders would not be required to be given the opportunity to redeem their shares in connection with such changes. Such changes could result in:

•        Our having an extended period of time to consummate a business combination (although with less in trust as a certain number of our stockholders would be likely to redeem their shares in connection with any such extension);

•        Our insiders being able to vote against a business combination;

•        Our operations being controlled by a new management team that our stockholders did not elect to invest with;

•        Our insiders receiving compensation in connection with a business combination; and

•        Our insiders closing a transaction with one of their affiliates without receiving an independent valuation of such business.

We will not agree to any such changes unless we believed that such changes were in the best interests of our stockholders (for example, if we believed such a modification were necessary to complete a business combination). Each of our officers and directors have fiduciary obligations to us requiring that they act in our best interests and the best interests of our stockholders.

Competition

In identifying, evaluating and selecting a target business, we expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

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The following also may not be viewed favorably by certain target businesses:

•        our obligation to seek stockholder approval of a business combination or engage in a tender offer may delay the completion of a transaction;

•        our obligation to redeem or repurchase shares of common stock held by our public stockholders may reduce the resources available to us for a business combination;

•        our obligation to pay the underwriters the business combination marketing fee upon consummation of our initial business combination; and

•        our outstanding warrants and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We currently maintain our principal executive offices at 8 The Green, Suite #12490, Dover, Delaware 19901. The cost for this space is $50 per month with an unaffiliated third party and the third party provides limited general and administrative services commencing on May 28, 2021 and is on a month to month basis. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We currently have one officer, Jonathan Intrater, who is our Chief Executive Officer and Principal Financial and Accounting Officer. He is not obligated to devote any specific number of hours to our matters and intends to devote only as much time as he deems necessary to our affairs. The amount of time he will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to acquire has been located, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

As of the date of this prospectus, we have registered our units, shares of common stock and warrants under the Exchange Act. Consequently, we have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States generally accepted accounting principles or international financial reporting standards. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

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We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we have not completed our initial business combination within nine months from the closing of this offering or during any Extension Period.

	Redemption in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per public share), including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if, upon our initial business combination, all of the redemptions would cause our net tangible assets to be less than $5,000,001 following such redemptions, and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek stockholder approval of our initial business combination, our founders, directors, officers, advisors or any of their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such purchases will be restricted except to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.

If we have not completed our initial business combination within nine months from the closing of this offering or during any Extension Period, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per public share), including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the Marketing Fee and interest withdrawn in order to pay our taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there will be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

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Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419 and the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering and the underwriters will not exercise their over-allotment option

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. $62,000,000 of the net offering proceeds units will be deposited into a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.	At least $55,800,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	An amount of $62,000,000 of net offering proceeds will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by: (1) any taxes paid or payable; and (2) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

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	Terms of the Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business	While we are listed on Nasdaq, our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account (excluding the taxes payable on the interest earned on the trust account) at the time of the agreement to enter into the initial business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The shares of common stock, warrants and rights comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Ladenburg Thalmann, the representative of the underwriters, informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the initial filing of such Current Report on Form 8-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if Ladenburg Thalmann. has allowed separate trading of the shares of common stock and warrants prior to the 90th day after the date of this prospectus.	No trading of the units or the underlying shares of common stock, warrants or rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the one year anniversary of the closing of this offering or the 30th day after the completion of our initial business combination.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the consummation of our initial business combination, including interest, which interest shall be net of taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or stock exchange rules to hold a stockholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of our common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Additionally, each public stockholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

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	Terms of the Offering	Terms Under a Rule 419 Offering
Business combination deadline	Pursuant to our amended and restated Certificate of Incorporation, if we are unable to complete our initial business combination within nine months (or up to 21 months) from the closing of this offering, it will trigger the commencement of our winding up, dissolution and liquidation.	If an acquisition has not been consummated within nine months (or up to 21 months) after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors
Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering), without our prior consent. Our public stockholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.

Most blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

Tendering stock certificates in connection with a tender offer or redemption rights	We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders or up to two business days prior to the scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such stockholders to arrange for them to deliver their certificate to verify ownership.

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	Terms of the Offering	Terms Under a Rule 419 Offering

Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemptions in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within nine (or up to 21) months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of all of our public shares if we have not completed our initial business combination within nine (or up to 21 months) from the closing of this offering, subject to applicable law.	The proceeds held in the escrow account would not be released to the company until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

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MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Jonathan Intrater	63	Chairman of the Board and Chief Executive Officer and Principal Financial and Accounting Officer
Allan Liu	64	Director
Loren Mortman	47	Director

Jonathan Intrater, age 63, is a Managing Director in the investment banking department at Ladenburg, Thalmann & Co., Inc., which he joined in 1998. His broad transactional experience over the past 29 years of investment banking encompassing over $10 billion in public equity and high-yield note offerings, private placements of debt and equity securities, merger advisory transactions, and various debt restructuring assignments. From September 2019 to August 2021, he served as a member of the board and Chairman of the audit committee of GreenVision Acquisition Corp., a Nasdaq Capital Market-listed special purpose acquisition company which completed its initial business combination in August 2021. Prior to joining Ladenburg Thalmann, he served as a Managing Director at the Brenner Securities Corporation from 1982 to 1989 and a Senior Vice President, BIA/Frazier, Gross & Kadlec, the nation’s largest telecommunications valuation firm from 1982 to 1989. Mr. Intrater holds an M.B.A from Vanderbilt University and a bachelor’s degree from the University of Pennsylvania.

Allan Liu, age 64, is a partner and Asia Chairman of the Versant Group, as well as Chairman of VG Asset Management Co, a Hong Kong SFC licensed company focused on asset management since 2018. Prior to joining Versant, from 2006 to 2018, Mr. Liu was with Hong Kong-based Pacific Alliance Group (PAG) as a co-founding partner of the group’s private equity business. PAG is now a leading alternative asset manager in Asia with over $40 billion USD under management. Prior to joining PAG, in 1995 Mr. Liu co-founded and led American International Group’s direct investment fund in China,  Since the early 1980s, Mr. Liu has been involved in advising, managing and investing over $20 billion capital in numerous projects for international corporations and investors, and participated in building successful funds and asset management platforms.

Loren Mortman, age 47, is President of The Equity Group Inc., an investor relations consulting firm founded in 1974 that specializes in investor communications, investment community outreach, and IR advisory for small-to-mid-cap public and pre-public companies. After joining The Equity Group in 1997, she spent 10 years implementing comprehensive investor relations programs for clients in various industries, including industrials, cleantech, gaming, technology, healthcare and business services. Client programs involved investment thesis development, written communications, investment community outreach, media relations, market intelligence and C-suite advisory. In 2007, Loren became a Senior Vice President of The Equity Group, focusing on corporate development, and was appointed President in 2013. Loren acts in an advisory capacity, counseling clients on transactions, critical communications, relations with the investment community, and other areas that relate to their postures as public companies. Prior to joining The Equity Group, Loren was a Financial Analyst at Brenner Securities, an Investment Bank. Loren earned her BBA in Finance from the Goizueta Business School at Emory University.

EXECUTIVE COMPENSATION

No executive officer has received any cash compensation for services rendered to us.

No compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our founders, members of our management team or their respective affiliates, for services rendered prior to, or in order to effectuate the consummation of, our initial business combination (regardless of the type of transaction that it is).

Directors, officers and founders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us.

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After our initial business combination, members of our management team who remain with us may be paid employment, consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. The amount of such compensation may not be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in an Exchange Act filing such as Current Report on Form 8-K, as required by the SEC.

Director Independence

The Nasdaq rules require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have three “independent directors” as defined in the Nasdaq rules and applicable SEC rules prior to completion of this offering. Our Board has determined that Allan Liu and Loren Mortman are each an “independent director” under Nasdaq listing standards and applicable SEC rules.

Approval of our initial business combination will require the affirmative vote of a majority of our board directors, which must include a majority of our independent directors.

Committees of the Board of Directors

Upon the effective date of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules, the Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the Nasdaq rules require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board of directors and will have the composition and responsibilities described below.

Audit Committee

Effective upon the date of this prospectus, we will establish an audit committee of the Board of Directors, which will initially consist of Allan Liu and Loren Mortman. Mr. Liu and Ms. Mortman are each an independent director under Nasdaq listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•        reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form 10-K;

•        discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        discussing with management major risk assessment and risk management policies;

•        monitoring the independence of the independent auditor;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        reviewing and approving all related-party transactions;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•        appointing or replacing the independent auditor;

•        determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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 •       reviewing and approving any annual or long-term incentive cash bonus or equity or other incentive plans in which our executive officers may participate;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•        approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of directors who are “financially literate” as defined under Nasdaq’s listing standards.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that Ms. Loren Mortman qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon the date of this prospectus, we will establish a nominating committee of the Board of Directors, which will initially consist of Allan Liu and Loren Mortman. Mr. Liu and Ms. Mortman are each an independent director under Nasdaq’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

Effective upon the date of this prospectus, we will establish a compensation committee of the Board of Directors, which will initially consist of Allan Liu and Loren Mortman. Mr. Liu and Ms. Mortman are each an independent director under Nasdaq’s listing standards. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•        establishing, reviewing, and approving our overall executive compensation philosophy and policies;

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        receiving and evaluating performance target goals for the senior officers and employees (other than executive officers) and reviewing periodic reports from the CEO as to the performance and compensation of such senior officers and employees;

•        implementing and administering our incentive compensation equity-based remuneration plans;

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•        reviewing and approving any annual or long-term incentive cash bonus or equity or other incentive plans in which our executive officers may participate;

•        reviewing and approving for our CEO and other executive officers any employment agreements, severance arrangements, and change in control agreements or provisions;

•        reviewing and discussing with management the Compensation Discussion and Analysis set forth in Securities and Exchange Commission Regulation S-K, Item 402, if required, and, based on such review and discussion, determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in our annual report or proxy statement for the annual meeting of stockholders;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement;

•        reviewing and recommending to the Board for approval the frequency with which we will conduct Say-on-Pay Votes, taking into account the results of the most recent shareholder advisory vote on frequency of Say-on-Pay Votes required by Section 14A of the Exchange Act, and review and recommend to the Board for approval the proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in our proxy statement filed with the SEC;

•        conducting an annual performance evaluation of the committee; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interests:

•        None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management has pre-existing fiduciary duties and contractual obligations to such entities (as well as to us) and may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•        With certain limited exceptions, the sponsor shares will not be transferable or assignable by our sponsor and other initial stockholders until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our shares of common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property. With certain limited exceptions, the private placement warrants, working capital warrants, extension warrants, and the common stock underlying such warrants, will not be transferable, assignable or saleable by our sponsor or its permitted transferees until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own common stock and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        In addition, our officers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which may only be repaid from the trust account if we complete an initial business combination. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and being able to transfer their shares and private warrants.

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•        Our sponsor, officers and directors have agreed to waive their redemption rights with respect to any sponsor shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, our initial stockholders, officers and directors have agreed to waive their redemption rights with respect to any sponsor shares held by them if we fail to consummate our initial business combination within nine months after the closing of this offering or during any extension period. However, if our sponsor or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the prescribed time frame. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless.

•        Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•        Our key personnel may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such key personnel was included by a target business as a condition to any agreement with respect to our initial business combination.

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor. Furthermore, each of our officers and directors has pre-existing fiduciary or contractual obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary or contractual obligations, our officers and directors will honor those fiduciary or contractual obligations subject to his or her fiduciary duties under the laws of the State of Delaware. Accordingly, it is possible they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe pre-existing fiduciary or contractual obligations and any successors to such entities have declined to accept such opportunities subject to his or her fiduciary duties under the laws of the State of Delaware.

Our certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company subject to his or her fiduciary duties under the laws of the State of Delaware and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

The conflicts described above may not be resolved in our favor. The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Individual	Name of Affiliated Entity	Position at Affiliated Entity
Jonathan Intrater	Ladenburg, Thalmann & Co. Inc.	Managing Director
Allan Liu	Versant Group VG Asset Management Co	Asia Chairman Chairman
Loren Mortman	The Equity Group Inc.	President

We are not prohibited from pursuing an initial business combination with a business that is affiliated with our sponsors, officers or directors. To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our founders, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, and the approval of a majority of our disinterested independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our founders, members of our management team or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, an initial business combination (regardless of the type of transaction that it is) other than the amounts described in this prospectus and the reimbursement of any out-of-pocket expenses.

As noted above, our Chief Executive Officer is affiliated with Ladenburg Thalmann, which is also the underwriter in this offering. He will owe a pre-existing fiduciary duty to Ladenburg Thalmann, meaning that he will present opportunities to Ladenburg Thalmann prior to presenting them to us, if, for example, a potential target company is open to either raising funds in an offering or engaging in a transaction with a SPAC. This may limit the number of potential targets they present to us for purposes of completing a business combination.

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Ladenburg Thalmann is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for an initial business combination. While Ladenburg Thalmann will not have any duty to offer acquisition opportunities to us, Ladenburg Thalmann may become aware of a potential transaction that is an attractive opportunity for us, which Ladenburg Thalmann may decide to share with us. In addition, our officers and directors may have a duty to offer acquisition opportunities to other entities to which they owe duties or clients of affiliates of our sponsor. In addition, investment ideas generated within Ladenburg Thalmann, including by our Chief Executive Officer and other persons who may make decisions for the company, may be suitable both for us and for affiliates of Ladenburg Thalmann or any of their respective clients, and may be directed initially to such persons rather than to us. None of Ladenburg Thalmann nor members of our management team who are also employed by Ladenburg Thalmann have any obligation to present us with any opportunity for a potential business combination of which they become aware unless it is offered to them solely in their capacity as a director or officer of the Company and after they have satisfied their contractual and fiduciary obligations to other parties.

Prior to the closing of this offering, we will enter into a Business Combination Marketing Agreement with Ladenburg Thalmann, pursuant to which we will engage Ladenburg Thalmann to provide certain specified services to us in connection with our initial business combination. In particular, Ladenburg Thalmann may assist us in holding meetings with our stockholders to discuss the potential business combination and the target business’s attributes, introduce us to potential investors that are interested in purchasing our securities in connection with the potential business combination, provide financial advisory services to assist us in our efforts to obtain any stockholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination, but will not provide any M&A-related advisory services pursuant to the Business Combination Marketing Agreement. This agreement will provide that we will pay Ladenburg Thalmann the Marketing Fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 2.5% of the gross proceeds of this offering. In the ordinary course of business, Ladenburg Thalmann and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account and the accounts of customers, in debt or equity securities of us, our affiliates or other entities that may be involved in the transactions contemplated by the Business Combination Marketing Agreement, and may provide advisory and other services to one or more actual or potential business combination targets, investors or other parties to any business combination or other transaction entered into by us, for which services Ladenburg Thalmann or one or more of its affiliates may be paid fees, including fees conditioned upon the closing of a particular business combination or other transaction or transactions. This financial interest may result in Ladenburg Thalmann having a conflict of interest when providing the services to us in connection with an initial business combination. See “Underwriting — Business Combination Marketing Agreement.”

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they may acquire in this offering or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.

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These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and as adjusted to reflect the sale of our shares of common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•        each of our officers and directors; and

•        all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect beneficial ownership of the warrants included in the units offered by this prospectus or the private warrants included the private placement as these warrants are not exercisable within 60 days of the date of this prospectus. The following table presents the number of shares and percentage of our common stock owned by our initial stockholders before and after this offering. The post-offering numbers and percentages presented assume that the underwriters do not exercise the over-allotment option and there are 7,750,000 shares of our common stock, consisting of 6,200,000 public shares and 1,550,000 sponsor shares, issued and outstanding after this offering.

	Prior to Offering		After Offering
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Shares	Amount and Nature of Beneficial Ownership(2)		Approximate Percentage of Outstanding Shares(2)
Mana Capital LLC(3)	1,550,000	100%	1,490,000	(2)	19.2%
Jonathan Intrater(4)	—	—%	—	(2)	--
Allan Liu(5)	—	—%	30,000		*
Loren Mortman(5)	—	—%	30,000		*
All directors and executive officers as a group (three individuals)	—	—%	60,000		0.8%

_____________________

*        less than 1%

(1)      Unless otherwise indicated, the business address of the sponsor and each of the individuals is the address of the Company, 8 The Green, Suite #12490, Dover, Delaware 19901.

(2)      Excludes private warrants to be purchased by our sponsor upon the closing of this offering and assumes that the over-allotment option has not been exercised.

(3)	Tong Mao is the owner of substantially all of the voting interests of Mana Capital LLC and has the power to direct its affairs, including the voting and sale of all securities of the Company owned by Mana Capital LLC.

(4)      Excludes 150,000 sponsor shares and 100,000 private warrants to be transferred to the listed holder by our sponsor upon, or subsequent to, the closing of our initial business combination.

(5)	Shares held by listed holder will be transferred to such person by our sponsor.

Immediately after this offering, our founders will beneficially own approximately 20% of the then issued and outstanding shares of common stock (assuming they do not purchase any units offered by this prospectus). None of our founders, officers and directors has indicated to us that it or they intend to purchase our securities in the offering. Because of the ownership block held by our founders, officers and directors, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

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In November 2021, we entered into an amended and restated subscription agreement with the sponsor pursuant to which we issued the sponsor an additional 50,000 shares, resulting in the sponsor holding an aggregate of 1,550,000 shares (so that the sponsor shares will account for 20% of our issued and outstanding shares after this offering) and also agreed that, if the underwriters exercise the over-allotment option, we will issue to our sponsor such number of additional shares of common stock (up to 232,500 shares) as to maintain our sponsor’s ownership at 20% or our issued and outstanding common stock upon the consummation of this offering.

All of the sponsor shares held by our sponsor and our two directors outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our shares of common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for transfers, assignments or sales (i) to our officers or directors, any affiliate or family member of any of our officers or directors, any of the sponsor’s members, officers, directors, consultants, or affiliates of the sponsor or any of their affiliates or any other pecuniary interest holders in the sponsor at the time of this offering or family members of the foregoing , (ii) to an initial holder’s stockholders or members upon its liquidation, (iii) by gift to a member of an individual stockholder’s family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, (vii) in connection with the consummation of our initial business combination, by private sales at prices no greater than the price at which the shares were originally purchased, (viii) in the event of our liquidation prior to our consummation of an initial business combination, (ix) by virtue of the laws of the State of Delaware or the sponsor’s limited liability company agreement upon dissolution of the sponsor, or (x) in the event that, subsequent to the consummation of an initial business combination, we complete a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their common stock for cash, securities or other property in each case (except for clauses (vi), (viii), (ix) or (x) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions. The holders will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the sponsor.

Additionally, our sponsor has committed (either directly or through affiliates or des7ignees) to purchase 2,500,000 warrants at the time of the closing of the offering in a private placement, for an aggregate price of $2,500,000. These private warrants will have an exercise price of $11.50 per share. This purchase of the additional 2,500,000 warrants will take place on a private placement basis simultaneously with the consummation of this offering.

Our Sponsor has agreed to transfer to Mr. Intrater an aggregate of 150,000 of its sponsor shares upon, or subsequent to, the consummation of our initial business combination. In addition, our Sponsor agreed to transfer to Mr. Intrater 100,000 of the private warrants following the consummation of our initial business combination if the closing price of our common stock is greater than $12.50 per share for twenty (20) consecutive trading days prior to the consummation of our initial business combination. Further, prior to the completion of this offering, our sponsor will transfer 30,000 of its sponsor shares to each of Mr. Liu and Ms. Mortman in consideration of future services to us as a director of the Company.

We will enter into a registration rights agreement with our founders, officers, directors or their affiliates prior to or on the effective date of this offering pursuant to which we will agree to register any shares of common stock, warrants (including working capital and extension warrants), and shares underlying such warrants, that are not then covered by an effective registration statement. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of a majority of these securities can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

In order to meet our working capital needs following the consummation of this offering, our founders, officers, directors and their respective affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each working capital loan would be evidenced by a promissory note. The working capital notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $2,400,000 of the notes may be converted into working capital warrants at a price of $1.00 per warrant. The working capital warrants would be identical to the private warrants issued to the sponsor. In the event that the initial business combination does not close, we may use a portion of the working capital loans held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

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Our executive officers and directors, and Mana Capital LLC, are our “promoters,” as that term is defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 22, 2021, our sponsor has purchased 1,437,500 shares of common stock for an aggregate purchase price of $25,000. In September 2021, we amended the terms of the subscription agreement to issue our sponsor an additional 62,500 shares of common stock, resulting in our sponsor holding an aggregate of 1,500,000 shares of common stock so that the shares of common stock held by our sponsor will account for, in the aggregate, 20% of our issued and outstanding shares after this offering. In November 2021, we entered into an amended and restated subscription agreement with the sponsor pursuant to which we issued the sponsor an additional 50,000 shares, resulting in the sponsor holding an aggregate of 1,550,000 shares (so that the sponsor shares will account for 20% of our issued and outstanding shares after this offering) and also agreed that, if the underwriters exercise the over-allotment option, we will issue to our sponsor such number of additional shares of common stock (up to 232,500 shares) as to maintain our sponsor’s ownership at 20% or our issued and outstanding common stock upon the consummation of this offering.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our founders’ ownership at a percentage of the number of shares to be sold in this offering.

The sponsor shares are identical to the shares of common stock included in the units being sold in this offering. However, the holders of sponsor shares have agreed (A) to vote their sponsor shares (as well as any public shares acquired in or after this offering) in favor of any proposed business combination, (B) not to propose an amendment to the Certificate of Incorporation, prior to a business combination, to affect the substance or timing of the Company’s obligation to redeem all public shares if it cannot complete an business combination within nine months (or up to 21 months) of the closing of this proposed offering, unless the Company provides public stockholders an opportunity to redeem their public shares, (C) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination or any amendment to our charter documents prior to consummation of an initial business combination or sell any shares to us in a tender offer in connection with a proposed initial business combination and (D) that the sponsor shares shall not participate in any liquidating distribution from the trust account upon winding up if a business combination is not consummated. Additionally, all of the sponsor shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our shares of common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) to our officers or directors, any affiliate or family member of any of our officers or directors, any of the sponsor’s members, officers, directors, consultants, or affiliates of the sponsor or any of their affiliates or any other pecuniary interest holders in the sponsor at the time of this offering or family members of the foregoing , (ii) to an initial holder’s stockholders or members upon its liquidation, (iii) by gift to a member of an individual stockholder’s family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, (vii) in connection with the consummation of our initial business combination, by private sales at prices no greater than the price at which the shares were originally purchased, (viii) in the event of our liquidation prior to our consummation of an initial business combination,(ix) by virtue of the laws of the State of Delaware or the sponsor’s limited liability company agreement upon dissolution of the sponsor, or (x) in the event that, subsequent to the consummation of an initial business combination, we complete a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their common stock for cash, securities or other property, in each case (except for clauses (vi), (viii), (ix), or (x) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions.

On June 11, 2021, our sponsor agreed to loan us up to $200,000 pursuant to a note which is due and payable on the later of December 11, 2021 in the event that this offering is not successfully completed by such date or the date on which we complete our initial business combination. As of June 30, 2021, we had borrowed $45,000 under this note. The outstanding principal amount payable under this note may be converted, at the option of the holder, into up to 200,000 working capital warrants at a price of $1.00 per warrant, with each working capital warrant entitling the holder to purchase one share of our common stock at an exercise price of $11.50 per share. The working capital warrants would be identical to the private warrants.

Additionally, our sponsor has committed (either directly or through affiliates or designees) to purchase 2,500,000 warrants at the time of the closing of the offering in a private placement, for an aggregate price of $2,500,000. These private warrants will have an exercise price of $11.50 per share. This purchase of the additional 2,500,000 warrants will take place on a private placement basis simultaneously with the consummation of this offering.

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The private warrants are identical to the public warrants contained in the public units sold in this offering and the terms of the private warrants will remain the same irrespective of the holder thereof. In the event of a liquidation prior to our initial business combination, the private warrants will expire worthless. The purchasers of the private warrants have also agreed not to transfer, assign or sell any of the private warrants or underlying securities (except to the same permitted transferees as the sponsor and provided the transferees agree to the same terms and restrictions as the permitted transferees of the sponsor must agree to, each as described above) until the completion of our initial business combination.

Our Sponsor has agreed to transfer to Mr. Intrater, our Chief Executive Officer, an aggregate of 150,000 of its sponsor shares upon, or subsequent to, the consummation of our initial business combination. In addition, our Sponsor agreed to transfer to Mr. Intrater 100,000 of the private warrants following the consummation of our initial business combination if the closing price of our common stock is greater than $12.50 per share for twenty (20) consecutive trading days prior to the consummation of our initial business combination.

In addition, prior to the completion of this offering, our sponsor will transfer 30,000 sponsor shares to each of Mr. Liu and Ms. Mortman in consideration of future services to us as a director of the Company.

Other than the foregoing and as described in this paragraph, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our Sponsor, members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive the repayment of any loans from our Sponsor, officers and directors (i) in connection with the extension of the time period to complete a business combination or (ii) for working capital purposes and reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed.

If we anticipate that we may not be able to consummate our initial business combination within nine months, we may, but are not obligated to, extend the period for up to twelve (12) additional one-month periods to consummate a business combination. In order to extend the time available for us to consummate our initial business combination, our board of directors would adopt a resolution authorizing such extension and our founders or their affiliates or designees must deposit into the trust account $206,667 (or $237,667 if the underwriters’ over-allotment option is exercised in full) ($0.0333 per share in either case) on or prior to the date of the applicable deadline for each one-month extension (or up to an aggregate of $2,480,000 (or $2,852,000 if the underwriters’ over-allotment option is exercised in full), or $0.40 per share if we extend for the full twelve months). The providers of such additional funds will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional private warrants at a price of $1.00 per warrant for each dollar amount deposited. These warrants would have an exercise price of $11.50 per sharee.

In order to meet our working capital needs following the consummation of this offering, our founders, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each working capital loan would be evidenced by a promissory note. The working capital notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $2,400,000 of the notes may be converted into working capital warrants at a price of $1.00 per warrant. The working capital warrants would be identical to the private warrants held by the sponsor, including an exercise price of $11.50 per share. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

We will enter into a registration rights agreement with our founders, officers, directors or their affiliates prior to or on the effective date of this offering pursuant to which we will agree to register any shares of common stock, warrants (including working capital and extension warrants), and shares underlying such warrants, that are not then covered by an effective registration statement. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of a majority of these securities can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Other than the repayment of up non-interest bearing extension loans or working capital loans, the reimbursement of expenses, and the other matters described above, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our founders, members of our management team or their respective affiliates, for services rendered prior to, or in order to effectuate the consummation of, our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us.

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After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our founders, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, and the approval of a majority of our disinterested independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view.

DESCRIPTION OF SECURITIES

General

Our certificate of incorporation currently authorizes the issuance of 300,000,000 shares of common stock, par value $0.00001 and 100,000,000 shares of preferred stock, par value $0.00001 per share. As of the date of this prospectus, 1,550,000 shares of common stock are outstanding. No shares of preferred stock are currently outstanding. The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation, bylaws, and the forms of warrant agreement which are filed as exhibits to the registration statement of which this prospectus is a part.

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Units

Each unit has an offering price of $10.00 and consists of one share of common stock, one-half of one redeemable warrant, and one right entitling the holder thereof to receive one-seventh (1/7) of a share of common stock upon consummation of our initial business combination. Each whole warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of the company’s common stock. This means only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.  In addition, we will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Delaware Law. As a result, you must hold rights in multiples of seven in order to receive shares for all of your rights upon closing of a business combination.

The common stock, warrants, and rights comprising the units will begin separate trading on the 90th day after the date of this prospectus unless Ladenburg Thalmann, as representative of the underwriters, determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock, warrants, and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, warrants, and rights.

In no event will the common stock, warrants, and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place two business days from the date the units commence trading. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Our holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our insiders, officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering, and any shares acquired in this offering or following this offering in the open market, in favor of the proposed business combination.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination. Accordingly, we will consummate our initial business combination only if upon such consummation either our shares are listed on a national securities exchange as contemplated by Rule 3a51-1(a) under the Exchange Act or we have net tangible assets (as determined in accordance with Rule 3a51-1(g) of the Exchange Act, or any successor rule) of at least $5,000,001 (in either case, so that we are not subject to the SEC’s “penny stock” rules) and a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Further, in connection with any vote of our stockholders to amend any provisions of our amended and restated certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will not be able to amend our amended and restated certificate of incorporation or conduct the related redemption of our pubic shares if holders of our public shares sought to exercise their redemption rights in connection with such proposal in such an amount that we would not be able to satisfy the net tangible asset requirement (as described above), unless our shares are listed on a national securities exchange as contemplated by Rule 3a51-1(a) under the Exchange Act.

Notwithstanding the foregoing description of redemptions rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Without this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against an initial business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

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If we seek stockholder approval in connection with our initial business combination, our initial stockholders, officers and directors have agreed (and their permitted transferees, as applicable, will agree) to vote any sponsor shares and any public shares held by them in favor of our initial business combination. As a result, in addition to our sponsor shares 2,325,001, or 37.5% (assuming the over-allotment option is not exercised), of the 6,200,000 shares (7,130,000 shares if the underwriters exercise the over-allotment option in full) sold in this offering to be voted in favor of a transaction, in order to have such initial business combination approved. Additionally, each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination within nine months from the closing of this offering (or up to 21 months from the closing of this offering if the extension criteria described elsewhere in this prospectus is met), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our insiders have agreed to waive their rights to share in any distribution with respect to their insider shares and private shares, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time period.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in any tender offer or have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. If we hold a stockholder vote to amend any provisions of our certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, redeeming stockholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the certificate of incorporation. Public stockholders who sell or redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders at such time will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights.

Sponsor Shares

The sponsor shares are identical to the shares of common stock included in the units being sold in this offering, and our insiders have the same stockholder rights as public stockholders, except that (i) the sponsor shares are subject to certain transfer restrictions, as described in more detail below and (ii) our insiders have agreed (A) to vote their sponsor shares and any public shares acquired in or after this offering in favor of any proposed business combination, (B) not to propose an amendment to our certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within nine months from the closing of this offering (or up to 21 months, if we extend the time to complete a business combination as described in this prospectus), unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, net of taxes payable, divided by the number of then outstanding public shares, (C) not to redeem any shares (including the sponsor shares) into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination (or sell any sponsor shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our certificate of incorporation relating to the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within nine months from the closing of this offering (or up to 21 months), and (D) that the sponsor shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the trust account if a business combination is not consummated.

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On the date of this prospectus, the sponsor shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, LLC, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the consummation of our initial business combination, or earlier, if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions referred to above include (1) transfers to our officers or directors, any affiliate or family member of any of our officers or directors, any of the sponsor’s members, officers, directors, consultants, or affiliates of the sponsor or any of their affiliates or any other pecuniary interest holders in the sponsor at the time of this offering or family members of the foregoing , (ii) to an initial holder’s stockholders or members upon its liquidation, (iii) by gift to a member of an individual stockholder’s family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased (7) transfers to us for cancellation in connection with the consummation of an initial business combination, (8) in the event of our liquidation prior to our consummation of an initial business combination,(9) by virtue of the laws of the State of Delaware or the sponsor’s limited liability company agreement upon dissolution of the sponsor, or (10) in the event that, subsequent to the consummation of an initial business combination, we complete a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their common stock for cash, securities or other property, in each case (except for clauses 7 - 10) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares.

Preferred Stock

There are no shares of preferred stock outstanding. Our certificate of incorporation filed with the State of Delaware authorizes the issuance of 100,000,000 shares of preferred stock, $0.00001 par value per share, with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.

Rights included as part of units

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-seventh (1/7) of a share of common stock upon consummation of our initial business combination, even if the holder of a public right redeemed all shares of common stock held by him, her or it in connection with the initial business combination or an amendment to our certificate of incorporation with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-seventh (1/7) of a share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares of common stock upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, you must hold rights in multiples of seven in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Warrants

Public Warrants

No warrants are currently outstanding. Each whole redeemable warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per full share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of an initial business combination and 12 months from the date of this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

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 Except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 150 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the consummation of a Business Combination at 5:00 p.m., Eastern Standard Time.

We may call the outstanding warrants for redemption (excluding the private warrants and warrants that may be issued upon conversion of working capital loans), in whole and not in part:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If we call the warrants for redemption, the redemption price shall be either (i) if the holder of a warrant has followed the procedures specified in our notice of redemption and surrendered the warrant, the number of shares of common stock as determined in accordance with the “cashless exercise” provisions of the warrant agreement or (ii) if the holder of a warrant has not followed such procedures specified in our notice of redemption, the price of $0.01 per warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, all holders that wish to redeem or exercise warrants can do so by paying the cash exercise price or on a “cashless basis.” If a holder elects to exercise the warrant on a “cashless” basis, such a holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Alternatively, a warrant holder may request that we redeem his, her or its warrants by surrendering such warrants and receiving the redemption price of such number of shares of common stock determined as if the warrants were exercised on a “cashless” basis. If the holder neither exercises his, her or its warrants nor requests redemption on a “cashless” basis, then on or after the redemption date, a record holder of a warrant will have no further rights except to receive the cash redemption price of $0.01 for such holder’s warrant upon surrender of such warrant. The right to exercise the warrant will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (“Market Price”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Value.

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The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable for cash and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may notify us in writing if it elects to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Warrants

None of the private warrants have been issued prior to the date of this prospectus. The private warrants will be issued in a private placement to be completed simultaneously with this offering in an amount of $2,500,000, with our sponsor for the purchase of 2,500,000 warrants.

These private warrants will be identical to the warrants underlying the units sold in this offering and the terms of the private warrants will remain the same irrespective of the holder thereof; provided, however, that the private warrants will be subject to the transfer restrictions agreed to in the letter agreement with our sponsor. Accordingly, we may redeem the private warrants on the same terms and conditions as the public warrants. Furthermore, because the private warrants will be issued in a private transaction, the holders and their transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective and receive unregistered shares of common stock. The warrants will have an exercise price of $11.50 per share.

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In addition, in order to meet our working capital needs following the consummation of this offering, our founders, officers, directors and their respective affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each working capital loan would be evidenced by a promissory note. The working capital notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $2,400,000 of the notes may be converted into working capital warrants at a price of $1.00 per warrant. The working capital warrants would be identical to the private warrants issued to the sponsor.

Similarly, our sponsor agreed to loan us up to $200,000 pursuant to a note which is due and payable on the later of December 11, 2021 in the event that our initial public offering is not successfully completed by such date or the date on which we complete our initial business combination. As of June 30, 2021, we had borrowed $45,000 under this note. The outstanding principal amount payable under this note may be converted, at the option of the holder, into up to 200,000 working capital warrants at a price of $1.00 per warrant, with each working capital warrant entitling the holder to purchase one share of our common stock at an exercise price of $11.50 per share. Such working capital warrants will also be identical to the private warrants issued to the sponsor.

Further, if we anticipate that we may not be able to consummate our initial business combination within nine months, we may, but are not obligated to, extend the period for up to twelve (12) additional one-month periods to consummate a business combination. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer and Trust Company, LLC on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our board of directors would adopt a resolution authorizing such extension and our founders or their affiliates or designees (which may include the potential target business) must deposit into the trust account $206,667 (or $237,667 if the underwriters' over-allotment option is exercised in full) ($0.0333 per share in either case) on or prior to the date of the applicable deadline for each one-month extension (or up to an aggregate of $2,480,000 (or $2,852,000 if the underwriters' over-allotment option is exercised in full), or $0.40 per share if we extend for the full twelve months). The providers of such additional funds will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender's discretion, converted upon consummation of our business combination into additional private warrants at a price of $1.00 per warrant for each dollar amount deposited. These warrants would have an exercise price of $11.50 per share.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will, subject to the laws of the State of Delaware, be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any cash dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain that the sponsor shares held by our founders will continue to account for, in the aggregate, 20% of our issued and outstanding shares after this offering, assuming that our founders do not purchase units in this offering.

Our Transfer Agent, Rights Agent and Warrant Agent

The transfer agent for our units and common stock, warrant agent for our warrants, and rights agent for our rights is Continental Stock Transfer & Trust Company, 1 State Street Plaza, New York, New York 10004.

Listing of Our Securities

We have applied to have our units, common stock, warrants, and rights listed on the Nasdaq Global Market under the symbols “MAANU,” “MAAQ”, “MAAQW,” and “MAAQR”, respectively. If approved for listing, we anticipate that our units will be listed on the Nasdaq Global Market on or promptly after the effective date of the registration statement. Following the date our shares of common stock, warrants, and rights are eligible to trade separately, we anticipate that the shares of common stock, warrants, and rights will be listed separately and as a unit on the Nasdaq Global Market.

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Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•        our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

Our amended and restated certificate of incorporation will require that, unless the company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the company to the company or the company’s stockholders, (iii) any action asserting a claim against the company, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against the company, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Exchange Act or Securities Act of 1933, as amended. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the company and its directors, officers, or other employees.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

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Advance notice requirements for stockholder proposals and director nominations; conduct of meetings

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Our bylaws will allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 7,750,000 shares of common stock outstanding, or 8,912,500 shares if the over-allotment option is exercised in full. Of these shares, the 6,200,000 shares sold in this offering, or 7,130,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares will not be transferable except in limited circumstances described elsewhere in this prospectus.

Rule 144

A person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•        1% of the number of shares of common stock then outstanding, which will equal 77,500 shares immediately after this offering (or 89,125 if the over-allotment option is exercised in full); and

•        the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

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As a result, it is likely that pursuant to Rule 144, our officers and directors will be able to sell their sponsor shares freely without registration one year after we have completed our initial business combination assuming they are not affiliates of ours at that time.

Registration Rights

We will enter into a registration rights agreement with our founders, officers, directors or their affiliates prior to or on the effective date of this offering pursuant to which we will agree to register any shares of common stock, warrants (including working capital and extension warrants), and shares underlying such warrants, that are not then covered by an effective registration statement. The holders of a majority of these securities are entitled to make up to two demands that we register the securities held by them. The holders of a majority of these securities can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one share of our common stock, one-half of one redeemable warrant, and one right to receive one-seventh (1/7) of a share of common stock) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying share of our common stock. one-half of one warrant, and rights components of the unit. As a result, the discussion below with respect to holders of shares of our common stock, warrants, and rights should also apply to holders of units (as the deemed owners of the underlying share of our common stock, warrants, and rights that constitute the units).

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as capital assets within the meaning of Section 1221(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion assumes that the shares of our common stock and warrants will trade separately and that any distributions made (or deemed made) by us on the shares of our common stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances or that is subject to special rules under the U.S. federal income tax laws, including, but not limited to:

•        our sponsor, officers, directors or other holders of the shares of common stock issued to our initial stockholders or private placement warrants;

•        banks and other financial institutions or financial services entities;

•        broker-dealers;

•        mutual funds;

•        retirement plans, individual retirement accounts or other tax-deferred accounts;

•        taxpayers that are subject to the mark-to-market tax accounting rules;

•        tax-exempt entities;

•        S-corporations, partnerships or other flow-through entities and investors therein;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

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•        passive foreign investment companies;

•        controlled foreign corporations;

•        qualified foreign pension funds;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own five percent or more of our voting shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•        persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code;

•        persons subject to the alternative minimum tax;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

The discussion below is based upon current provisions of the Code, applicable U.S. Treasury regulations promulgated under the Code (“Treasury Regulations”), judicial decisions and administrative rulings of the IRS, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly on a retroactive basis. Any such differing interpretations or change could alter the U.S. federal income tax consequences discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, shares of our common stock or warrants that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election under Treasury Regulations to be treated as a United States person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities (including branches) or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner or a partnership holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS. EACH PROSPECTIVE INVESTOR IN OUR UNITS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-UNITED STATES TAX LAWS

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Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (a “PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our common stock, one right to receive one-seventh of one share of common stock, and one-half of one warrant, with each whole warrant exercisable to acquire one share of our common stock, and we intend to treat the acquisition of a unit in this manner. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of our common stock, one right to receive one-seventh of one share of common stock, and the one-half of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its tax advisor regarding the determination of value for these purposes. The price allocated to each share of our common stock, right and one-half of one warrant should constitute the holder’s initial tax basis in such share, rights, and one-half of one warrant, respectively. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of our common stock, right, and one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the share of our common stock, right and one-half of one warrant based on their respective relative fair market values at the time of disposition. Neither the separation of the share of our common stock, right, and the one-half of one warrant constituting a unit nor the combination of halves of warrants into a single warrant should be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the shares of our common stock, rights and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the shares of our common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants” below.

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Dividends we pay to a corporate U.S. Holder generally will qualify for the dividends received deduction if certain holding period requirements are met. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally be taxed as qualified dividend income at the preferential tax rate for long-term capital gains. It is unclear whether the redemption rights with respect to the shares of our common stock described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not met, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock, Rights and Warrants

A U.S. Holder generally will recognize capital gain or loss on a sale or other taxable disposition of our shares of common stock, rights or warrants (including on our dissolution and liquidation if we do not complete an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such shares of our common stock, rights or warrants exceeds one year. Long-term capital gains recognized by a non-corporate U.S. holder are currently eligible to be taxed preferential rates. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the common stock is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to limitations.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the shares of our common stock, rights, or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the shares of our common stock, rights, or warrants based upon the then relative fair market values of the shares of our common stock, rights and the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its shares of our common stock, rights or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its shares of our common stock, rights and warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a share of our common stock, right or one-half of one warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of a share of our common stock, by any prior distributions treated as a return of capital. See “U.S. Holders — Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s tax basis in a share of our common stock acquired pursuant to the exercise of a warrant.

Redemption of Our Common Stock

In the event that a U.S. Holder’s shares of our common stock are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Common Stock” or if we purchase a U.S. Holder’s shares of our common stock in an open market transaction (each referred to herein as a “redemption”), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale or exchange of the shares of our common stock under Section 302 of the Code. If the redemption qualifies as a sale or exchange of the shares of our common stock under the tests described below, the U.S. Holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants” above. If the redemption does not qualify as a sale or exchange of the shares of our common stock, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions.” Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption of our common stock generally will be treated as a sale or exchange of the shares of our common stock (rather than as a corporate distribution) if, within the meaning of Section 302 of the Code, such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

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In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only shares of our stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include shares of our common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the “substantially disproportionate” test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of shares of our common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, the shares of our common stock may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of our stock. The redemption of the shares of our common stock will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed shares of our common stock will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise, Lapse or Redemption of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of our common stock on the exercise of a warrant for cash. A U.S. Holder’s initial tax basis in a share of our common stock received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the share of our common stock received upon exercise of the warrants will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the shares of our common stock received generally would equal the U.S. Holder’s tax basis in the warrants exercised therefor. If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period for the shares of our common stock will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the shares of our common stock would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants having an aggregate value (as measured by the excess of the fair market value of our common stock over the exercise price of the warrants) equal to the exercise price for the total number of warrants to be exercised (i.e., the warrants underlying the number of shares of our common stock actually received by the U.S. Holder pursuant to the cashless exercise). The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. Such gain or loss would be long-term or short-term, depending on the U.S. Holder’s holding period in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the common stock received would equal the sum of the U.S. Holder’s tax basis in the warrants exercised and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant.

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Alternative characterizations are also possible (including as a taxable exchange of all of the warrants surrendered by the U.S. Holder for shares of our common stock received upon exercise). Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants — Public Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of our common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Warrants — Public Warrants.” Depending on the circumstances, such adjustments may be treated as constructive distributions. An adjustment which has the effect of preventing dilution pursuant to a bona fide reasonable adjustment formula generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our common stock that would be obtained upon exercise or through a decrease to the exercise price) as a result of a taxable distribution of cash or other property to the holders of shares of our common stock. Any such constructive distribution would generally be subject to tax as described under “U.S. Holders — Taxation of Distributions” above in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment.

Acquisition of Common Stock Pursuant to Rights

The treatment of the rights to acquire shares of common stock is uncertain. The right may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the right would not be viewed as owning the shares of common stock issuable pursuant to the rights until such shares of common stock are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued.

The tax consequences of an acquisition of our shares of common stock pursuant to rights are unclear and will depend on the treatment of any initial business combination. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of shares of common stock pursuant to rights and the consequences of any initial business combination.

Non-U.S. Holders

This section applies to “Non-U.S. Holders.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, common stock or warrants that is not a U.S. Holder and is not a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

Taxation of Distributions

In general, any cash or property distributions (including constructive distributions) we make to a Non-U.S. Holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if required pursuant to an applicable income tax treaty, are not attributable to a permanent establishment of fixed base maintained by the Non-U.S. Holder in the United States), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the shares of our common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants” below. In addition, if we determine that we are or are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, including a distribution in redemption of shares of our common stock. See also “Non-U.S. Holders — Possible Constructive Distributions” for potential U.S. federal tax consequences with respect to constructive distributions.

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Dividends that we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) will not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a foreign corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise, Lapse or Redemption of a Warrant

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants.” The U.S. federal income tax treatment for a Non-U.S. Holder of a redemption of warrants for cash (or if we purchase warrants in an open market transaction) would be similar to that described below in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock, Rights and Warrants

Subject to the discussion of FATCA and backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of shares of our common stock (including upon a dissolution and liquidation if we do not complete an initial business combination within the required time period), rights, or warrants (including an expiration or redemption of our warrants), in each case without regard to whether such securities were held as part of a unit, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•        the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose. These rules may be modified for Non-U.S. Holders of warrants. If we are or have been a “United States real property holding corporation” and you own warrants, you are urged to consult your own tax advisor regarding the application of these rules.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will generally be subject to tax at the applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

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Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax (unless reduced or eliminated pursuant to an applicable income tax treaty), although the gain may be offset by some United States source capital losses realized during the same taxable year. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or warrants will generally be subject to tax at applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. In addition, a buyer of our common stock, rights, or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a United States real property holding corporation in the future until we complete an initial business combination. In general, we would be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Redemption of Our Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s shares of our common stock pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Common Stock” will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s shares of our common stock, as described under “U.S. Holders — Redemption of Our Common Stock” above, and the consequences of the redemption to the Non-U.S. Holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants,” as applicable.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of our common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Warrants — Public Warrants.” Depending on the circumstances, such adjustments may be treated as constructive distributions. An adjustment which has the effect of preventing dilution pursuant to a bona fide reasonable adjustment formula generally is not taxable. The Non-U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our common stock that would be obtained upon exercise or through a decrease to the exercise price) as a result of a taxable distribution of cash or other property to the holders of shares of our common stock. Any such constructive distribution would generally be taxed as described under “Non-U.S. Holders — Taxation of Distributions” above, in the same manner as if the Non-U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment.

Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to our common stock and proceeds from the sale, exchange or redemption of shares of our common stock or warrants may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to payments made to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Payments made to a Non-U.S. Holder generally will not be subject to backup withholding if the Non-U.S. Holder provides certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld by timely filing the appropriate claim for refund with the IRS and furnishing any required information. All holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

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FATCA Withholding Taxes

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding of 30% in certain circumstances on payments of dividends (including constructive dividends) paid to “foreign financial institutions” (which is broadly defined for this purpose and includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Similarly, dividends paid to an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of securities on or after January 1, 2019, the U.S. Department of the Treasury has proposed regulations which eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our securities. Withholding agents may rely on the proposed Treasury Regulations until final regulations are issued. Prospective investors should consult their tax advisors regarding the possible effects of FATCA on their investment in our securities.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, COMMON STOCK AND WARRANTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

UNDERWRITING (Conflicts of Interest)

Under the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to the underwriters named below, for whom Ladenburg Thalmann & Co. Inc. is acting as representative, the following respective numbers of units:

Underwriter	Number of Units
Ladenburg Thalmann & Co., Inc.
I-Bankers Securities, Inc.
Total	6,200,000

The underwriting agreement provides that the underwriters are obligated to purchase all the units in the offering if any are purchased, other than those units covered by the over-allotment option described below.

In connection with this offering, the underwriters or securities dealers may distribute prospectuses electronically.

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Over-Allotment Option to Purchase Additional Units

We have granted the underwriters an option to buy up to an aggregate of 930,000 additional units to cover over-allotments, if any. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will purchase additional units approximately in proportion to the amounts specified in the table above.

Underwriting Discounts and Commissions

Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $[•] per unit from the initial public offering price and the dealers may reallow a concession not in excess of $[•] per unit to other dealers. Sales of units made outside of the United States may be made by affiliates of the underwriters. If all the units are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein.

The following table shows the per unit and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to 900,000 additional units.

	Per Unit	Without Over-allotment	With Over-allotment
Public Offering price(1)(2)	$10.00	$62,000,000	$71,300,000
Discount	$0.20	$1,240,000	$1,300,000
Proceeds before expenses(1)	$9.80	$60,760,000	$70,000,000

(1)	$0.20 per unit, or $1,240,000 in the aggregate, is payable upon the closing of this offering to the underwriter as an underwriting discount. If the underwriters exercise the over-allotment option they will receive a total of $1,300,000 in underwriting discounts and commission. No underwriting discounts and commission are payable with respect to the units sold in connection with the underwriters’ exercise of the over-allotment option in excess of 300,000 units.
(2)

Does not include 150,000 sponsor shares and 100,000 private warrants to be transferred to Jonathan Intrater, our Chief Executive Officer and chairman of the board. Mr. Intrater is associated with Ladenburg Thalmann, the representative of the underwriters. Each whole warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus.

The founder shares and private warrants to be received by Mr. Intrater will be subject to lock-up restrictions, as required by FINRA Rule 5110(g)(1) and may not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness of the registration statement of which this prospectus forms a part or commencement of sales of the offering, except as provided in FINRA Rule 5110(g)(2). Additionally, the private warrants received by Mr. Intrater will not be exercisable more than five years from the date of this prospectus. As a holder of founder shares, Mr. Intrater will be entitled to registration rights pursuant to a registration rights agreement to be entered into prior to or on the effective date of this offering requiring us to register such securities, including the founder shares, for resale. The holders of a majority of these securities are entitled to make up to two demands that we register the securities held by them. The holders of a majority of these securities can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. Notwithstanding the foregoing, Mr. Intrater may not exercise his demand right on more than one occasion at our expenses and may not exercise demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of this offering.

We have agreed to reimburse the underwriters up to $75,000 (the “Expense Cap”) for certain of the underwriters’ expenses relating to the offering, including filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the offering, FINRA filing fees, transfer taxes, all fees related to transfer and warrant agent and registrar fees, cost of the underwriters’ counsel, background checks and other expenses incurred by the underwriters related to the offering.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

Conflicts of Interest

Jonathan Intrater, our Chief Executive Officer and chairman of the board is associated with Ladenburg Thalmann, the representative of the underwriters in this offering. Our sponsor has agreed to transfer 150,000 of its sponsor shares and 100,000 private warrants to Mr. Intrater upon, or subsequent to, the closing of our initial business combination. As a result, Ladenburg Thalmann is deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“Rule 5121”) which prohibits Ladenburg Thalmann from making sales to discretionary accounts without the prior written approval of the account holder and requires that a “qualified independent underwriter,” as defined by FINRA, participate in the preparation of the registration statement and exercise the usual standards of due diligence with respect to such document.

Accordingly, this offering is being made in compliance with the applicable requirements of Rule 5121. Rule 5121 requires that a “qualified independent underwriter,” as defined in Rule 5121, participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. I-Bankers Securities, Inc. has agreed to act as a “qualified independent underwriter” for this offering.  We have agreed to indemnify I-Bankers Securities, Inc. against certain liabilities incurred in connection with acting as a “qualified independent underwriter,” including liabilities under the Securities Act. In addition, no underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder.

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Business Combination Marketing Agreement

We will engage Ladenburg Thalmann and I-Bankers Securities, Inc. as advisors in connection with our business combination to assist us in holding meetings with our stockholders to discuss the potential business combination and the target business’s attributes, introduce us to potential investors that are interested in purchasing our securities in connection with the potential business combination, provide financial advisory services to assist us in our efforts to obtain any stockholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination. This agreement will provide that we will pay Ladenburg Thalmann and I-Bankers Securities, Inc. the Marketing Fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 2.5% of the gross proceeds of this offering. As a result, Ladenburg Thalmann and I-Bankers Securities, Inc. will not be entitled to such fee unless we consummate our initial business combination.

Nasdaq Listing

We have applied to have our units listed on the Nasdaq Global Market under the symbol “MAAQU” and, once the shares of common stock, warrants, and rights begin separate trading, to be listed on the Nasdaq Global Market under the symbols “MAAQ,” “MAAQW,” and “MAAQR”, respectively.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of units in excess of the number of units the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that they may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing units in the open market.

●	Syndicate covering transactions involve purchases of the units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. If the underwriters sell more units than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of the units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Determination of Offering Price

The determination of our per unit offering price and unit composition was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, shares of common stock, warrants, or rights will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, shares of common stock, warrants, or rights will develop and continue after this offering.

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Affiliations

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may also make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Additional Future Arrangements

Other than as described above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any underwriter and no fees for such services will be paid to any underwriter prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

Notice to Prospective Investors in Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

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Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions;

•        the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•        where required by law, the purchaser is purchasing as principal and not as agent;

•        the purchaser has reviewed the text above under Resale Restrictions; and

•        the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, 20 Queen Street West, 19th Floor, Box 55, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086.

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Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4 of National Instrument 33-105 — Underwriting Conflicts, as applicable, from having to provide certain conflict of interest disclosure, if applicable, in this document.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•        to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•        to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

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•        in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

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•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•        shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

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•        to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•        where no consideration is or will be given for the transfer; or

•        where the transfer is by operation of law.

LEGAL MATTERS

Becker & Poliakoff LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the units shares of common stock and warrants offered in this prospectus. Blank Rome LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Mana Capital Acquisition Corp. at June 30, 2021 and for the period from May 19, 2021 (inception) through June 30, 2021 included in this Prospectus have been audited by Marcum, Bernstein & Pinchuk, LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Mana Capital Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of Mana Capital Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Mana Capital Acquisition Corp. (the “Company”) as of June 30, 2021, the related statements of operations, changes in shareholder’s equity and cash flows for the period from May 19, 2021 (inception) through June 30, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30 2021, and the results of its operations and its cash flows for the period from May 19, 2021 (inception) through June 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company had a working capital deficiency as of June 30, 2021 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 and Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Marcum Bernstein & Pinchuk llp

We have served as the Company’s auditor since 2021.

New York, NY

July 20, 2021, except for Note 8, as to which the date is November 10, 2021

F-2

MANA CAPITAL ACQUISITION CORP.
BALANCE SHEET
JUNE 30, 2021

ASSETS
Cash	$34,250
Deferred offering costs	70,750
Total Assets	$105,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accrued offering costs	$5,000
Advances from related party	30,397
Note payable–sponsor	45,000
Total Current Liabilities	80,397

Commitments and contingencies (Note 6)

Stockholder’s Equity:
Preferred stock, $0.00001 par value; 100,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.00001 par value; 300,000,000 shares authorized; 1,550,000 shares issued and outstanding(1)	16
Additional paid-in capital	24,984
Accumulated deficit	(397)
Total Stockholder’s Equity	24,603
Total Liabilities and Stockholder’s Equity	$105,000

(1)	In September 2021, the Company issued the sponsor an additional 62,500 shares of Common stock for no additional consideration and eliminated the forfeiture provision in the original subscription agreement. In November 2021, the Company issued the sponsor an additional 50,000 shares of Common stock for no additional consideration, following which the Sponsor holds 1,550,000 founder shares. All share amounts have been retroactively restated to reflect this adjustment (see Note 5 and Note 7).

The accompanying notes are an integral part of these financial statements.

F-3

MANA CAPITAL ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MAY 19, 2021 (INCEPTION) THROUGH JUNE 30,2021

Formation and operating costs	$397

Net loss	$(397)

Weighted average shares outstanding, basic and diluted (1)	1,500,000

Basic and diluted net loss per common share	$(0.00)

(1)	In September 2021, the Company issued the sponsor an additional 62,500 shares of Common stock for no additional consideration and eliminated the forfeiture provision in the original subscription agreement. In November 2021, the Company issued the sponsor an additional 50,000 shares of Common stock for no additional consideration, following which the Sponsor holds 1,550,000 founder shares. All share amounts have been retroactively restated to reflect this adjustment (see Note 5 and Note 7).

The accompanying notes are an integral part of these financial statements.

F-4

MANA CAPITAL ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE PERIOD FROM MAY 19, 2021 (INCEPTION) THROUGH JUNE 30,2021

	Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance, May 19, 2021 (inception)	—	$—	$—	$—	$—
Issuance of Common stock to Sponsor(1)	1,550,000	16	24,984	—	25,000
Net loss	—	—	—	(397)	(397)
Balance, June 30,2021	1,550,000	$16	$24,984	$(397)	$24,603

(1)	In September 2021, the Company issued the sponsor an additional 62,500 shares of Common stock for no additional consideration and eliminated the forfeiture provision in the original subscription agreement. In November 2021, the Company issued the sponsor an additional 50,000 shares of Common stock for no additional consideration, following which the Sponsor holds 1,550,000 founder shares. All share amounts have been retroactively restated to reflect this adjustment (see Note 5 and Note 7).

The accompanying notes are an integral part of these financial statements.

F-5

MANA CAPITAL ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MAY 19, 2021 (INCEPTION) THROUGH JUNE 30,2021

Cash flows from operating activities:
Net loss	$(397)
Changes in operating assets and liabilities:
Formation and organization costs paid by related party	397
Deferred offering costs	(35,750)
Net cash used in operating activities	(35,750)

Cash flows from financing activities:
Proceeds from issuance of Common stock to Sponsor	25,000
Proceeds from Sponsor note	45,000
Net cash provided by financing activities	70,000

Net change in cash	$34,250
Cash at beginning of period	$—
Cash at end of period	$34,250

Non-cash financing activities:
Deferred offering costs included in accrued offering costs	$5,000
Deferred offering costs included in advances from related party	$30,000

 The accompanying notes are an integral part of these financial statements.

F-6

MANA CAPITAL ACQUISITION CORP.
FOR THE PERIOD FROM MAY 19, 2021 (INCEPTION) THROUGH JUNE 30, 2021

Notes to the financial statements

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Mana Capital Acquisition Corp. (the “Company”) was incorporated in Delaware on May 19, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2021, the Company had not commenced any operations. All activity for the period from May 19, 2021 (inception) through June 30, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 6,200,000 Units (or 7,130,000 Units if the underwriters’ over-allotment option is exercised in full) (the “Units” and, with respect to the Common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit, which is discussed in Note 3, and the sale of 2,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in private placements to Mana Capital, LLC (the “Sponsor”) that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including proceeds of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

F-7

If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its second amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company has not completed a Business Combination within nine months from the closing of the Proposed Public Offering, or up to 21 months in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founders Shares have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Founder Shares acquire Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

F-8

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

At June 30, 2021, the Company had cash and a working capital deficit (excluding deferred offering costs) of $34,250 and $46,147, respectively. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the date of the issuance of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through the Proposed Public Offering. There is no assurance that the Company’s plans to raise capital will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

F-9

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $34,250 and no cash equivalents as of June 30, 2021.

Deferred Offering Costs

Deferred offering costs consist of costs incurred in connection with preparation for the Proposed Public Offering. These costs, together with the underwriting discounts and commissions, will be charged to additional paid in capital upon completion of the Proposed Public Offering or charged to operations if the Proposed Public Offering is not completed. At June 30, 2021, the Company had deferred offering costs of $70,750.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period from May 19, 2021 (inception) through June 30, 2021. The Company’s deferred tax assets were deemed to be de minimis as of June 30, 2021.

F-10

Net Loss per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. At June 30, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 6,200,000 Units (or 7,130,000 Units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit will consist of one share of Common stock, one-half of one redeemable warrant (“Public Warrant”), and one right entitling the holder thereof to receive one-seventh (1/7) of a share of common stock upon consummation of our initial business combination (“Public Right”). Each whole Public Warrant will entitle the holder to purchase one share of Common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4 — PRIVATE PLACEMENTS

The Sponsor has agreed to purchase an aggregate of 2,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant ($2,500,000) from the Company in private placements that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Placement Warrant is exercisable to purchase one share of Common stock at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Placement Warrants will be added to the net proceeds from the Proposed Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants (including the Common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

F-11

NOTE 5 — RELATED PARTIES

Founder Shares

On June 22, 2021, the Sponsor received 1,437,500 shares of the Company’s Common stock (the “Founder Shares”) for $25,000. Subsequently, in September 2021, the Company amended the terms of this subscription agreement to issue our sponsor an additional 62,500 Founder Shares. In November 2021, the Company issued the sponsor an additional 50,000 shares of Common stock for no additional consideration, following which the Sponsor holds 1,550,000 founder shares so that the Founder Shares will account for, in the aggregate, 20% of our issued and outstanding shares after this offering. All share amounts in the financial statements have been retroactively restated to reflect this adjustment. In November 2021, the Company amended the terms of this subscription agreement to issue our sponsor up to an additional 232,500 Founder Shares, in the event the over-allotment is exercised in full. If the over-allotment is exercised in full the Sponsor would hold an aggregate of 1,782,500 Founder Shares so that the Founder Shares would account for, in the aggregate, 20% of our issued and outstanding shares after this offering.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On June 11, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $200,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 11, 2021 or (ii) the consummation of the Proposed Public Offering. As of June 30, 2021, there was $45,000 outstanding under the Promissory Note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $2,400,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of June 30, 2021, there were no amounts outstanding under the Working Capital Loans.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The Company will enter into a registration rights agreement with its founders, officers, directors or their affiliates prior to or on the effective date of the Proposed Public Offering pursuant to which the Company will be required to register any shares of common stock, warrants (including working capital warrants), and shares underlying such warrants, that are not then covered by an effective registration statement. The holders of these securities will be entitled to make up to two demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-12

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to 930,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions to the extent provided for in the underwriting agreement.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $1,240,000 in the aggregate, payable upon the closing of the Proposed Public Offering. If the underwriters exercise the over-allotment option they will receive a total of $1,300,000 in underwriting discounts and commission; no underwriting discounts and commission are payable with respect to the units sold in connection with the underwriters' exercise of the over-allotment option in excess of 300,000 units.

NOTE 7 — STOCKHOLDER’S EQUITY

Preferred Stock — The Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. As of June 30, 2021, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 300,000,000 shares of Common stock with a par value of $0.00001 per share. Holders of Common stock are entitled to one vote for each share. As of June 30, 2021, there were 1,437,500 Founders Shares issued and outstanding under the subscription agreement between the Company and Sponsor dated June 22, 2021. In September 2021, the Company amended the terms of this subscription agreement to issue our sponsor an additional 62,500 Founder Shares, resulting in the Sponsor holding an aggregate of 1,500,000 Founder Shares, and eliminating the aforementioned forfeiture provision. In November 2021, the Company issued the sponsor an additional 50,000 shares of Common stock for no additional consideration, following which the Sponsor holds 1,550,000 founder shares so that the Founder Shares will account for, in the aggregate, 20% of our issued and outstanding shares after this offering. All share amounts have been retroactively restated to reflect this adjustment. In November 2021, the Company amended the terms of this subscription agreement to issue our sponsor up to an additional 232,500 Founder Shares, in the event the over-allotment is exercised in full. If the over-allotment is exercised in full the Sponsor would hold an aggregate of 1,782,500 Founder Shares so that the Founder Shares would account for, in the aggregate, 20% of our issued and outstanding shares after this offering.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-seventh (1/7) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-seventh (1/7) of a share underlying each Public Right upon consummation of the Business Combination. The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of seven in order to receive shares for all of the holders’ rights upon closing of a Business Combination.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Proposed Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

F-13

The Company will not be obligated to deliver any shares of Common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 30 days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 90 days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Share of Common stock Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

•	if, and only if, the last reported sale price of the Common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

The redemption price for the warrants shall be either (i) if the holder of a warrant has followed the procedures specified in our notice of redemption and surrendered the warrant, the number of shares of common stock as determined in accordance with the “cashless exercise” provisions of the warrant agreement or (ii) if the holder of a warrant has not followed such procedures specified in our notice of redemption, the price of $0.01 per warrant.

If the Company calls the warrants for redemption, all holders that wish to exercise warrants can do so by paying the cash exercise price or on a “cashless” basis. If a holder elects to exercise the warrant on a “cashless” basis, such a holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Alternatively, a warrant holder may request that we redeem his, her or its warrants by surrendering such warrants and receiving the redemption price of such number of shares of common stock determined as if the warrants were exercised on a “cashless” basis. If the holder neither exercises his, her or its warrants nor requests redemption on a “cashless” basis, then on or after the redemption date, a record holder of a warrant will have no further rights except to receive the cash redemption price of $0.01 for such holder’s warrant upon surrender of such warrant. The right to exercise the warrant will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption.

F-14

The exercise price and number of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the Common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

The Company will account for the 5,500,000 warrants to be issued in connection with the Proposed Public Offering (including 3,000,000 Public Warrants and 2,500,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. The Company’s management has examined the public warrants and private warrants and determined that these warrants qualify for equity treatment in the Company’s financial statements.

NOTE 8 — SUBSEQUENT EVENTS

On September 23, 2021, the Company and the sponsor amended the terms of the subscription agreement and issued the sponsor an additional 62,500 shares of common stock and eliminated the forfeiture provision included in the original subscription agreement.

In November 2021, the Company issued the sponsor an additional 50,000 shares of Common stock for no additional consideration, following which the Sponsor holds 1,550,000 Founder Shares so that the Founder Shares will account for, in the aggregate, 20% of our issued and outstanding shares after this offering. All share amounts have been retroactively restated to reflect this adjustment. In November 2021, the Company amended the terms of this subscription agreement to issue our sponsor up to an additional 232,500 Founder Shares, in the event the over-allotment is exercised in full. If the over-allotment is exercised in full the Sponsor would hold an aggregate of 1,782,500 Founder Shares so that the Founder Shares would account for, in the aggregate, 20% of our issued and outstanding shares after this offering.

Subsequent to July 20, 2021, the Company updated its warrant agreement. Based on the terms of such warrant agreement, the Company determined that the warrants qualify for equity treatment in the Company’s financial statements upon issuance.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through November 10, 2021, the date that the financial statements were available to be issued. Based upon this review the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

F-15

$62,000,000

Mana Capital Acquisition Corp.

6,200,000 Units

____________________________________

PRELIMINARY PROSPECTUS

____________________________________

Sole Book-Running Manager

Ladenburg Thalmann

Co-Manager

I-Bankers Securities, Inc.

_______________, 2021

Until [•], 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as follows:

Initial Trustees’ fee	$4,500	(1)
SEC Registration Fee	$15,672
FINRA filing fee	$25,859
Accounting fees and expenses	$40,000
Nasdaq listing fees	$50,000
Printing and engraving expenses	$25,000
Legal fees and expenses	$130,000
Miscellaneous	$68,969	(2)
Total	$360,000

____________

(1)      In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company additional fees for acting as trustee, as transfer agent of the registrant’s shares of common stock, as warrant agent for the registrant’s rights and as escrow agent. Such fees have been included in the “Miscellaneous” line item.

(2)      This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

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(b)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

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(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

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If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

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Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our officers and directors a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we sold the following shares of common stock without registration under the Securities Act:

On June 22, 2021, in connection with our organization we issued 1,437,500 shares of common stock of the Company to our sponsor, Mana Capital LLC for an aggregate consideration of $25,000. This issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as the shares were sold to an accredited investor. In September 2021, the Company and the sponsor amended the terms of the subscription agreement and issued the sponsor an additional 62,500 shares of common stock and eliminated the forfeiture provision include in the original subscription agreement. In November 2021, we entered into an amended and restated subscription agreement with the sponsor pursuant to which we issued the sponsor an additional 50,000 shares, resulting in the sponsor holding an aggregate of 1,550,000 shares (so that the sponsor shares will account for 20% of our issued and outstanding shares after this offering) and also agreed that, if the underwriters exercise the over-allotment option, we will issue to our sponsor such number of additional shares of common stock (up to 232,500 shares) as to maintain our sponsor’s ownership at 20% or our issued and outstanding common stock upon the consummation of this offering.

Our sponsor has also received an unsecured promissory note in the principal amount of $200,000 in consideration of the agreement by our sponsor to loan the Company up to $200,000. As of June 30, 2021, the Company had borrowed $45,000 under such note. The issuance of the note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as the shares were sold to an accredited investor.

In addition, our sponsor has committed (either directly or through affiliates or designees) pursuant to a written agreement to acquire 2,500,000 warrants at $1.00 per warrant (for an aggregate purchase price of $2,500,000. This purchase will take place on a private placement basis simultaneously with the consummation of the initial public offering. The issuance of such warrants will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts, brokerage fees or commissions were paid with respect to such sales.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation**
3.2	Amended and Restated Certificate of Incorporation*
3.3.	Form of Bylaws**
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Share Certificate*
4.3	Specimen Warrant Certificate* (contained in Exhibit 4.4)
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
4.5	Specimen Rights Certificate* (contained in Exhibit 4.6)
4.6	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Becker & Poliakoff LLP*
10.1	Form of Letter Agreement from each of the Registrant’s sponsor, officers and directors*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.3	Form of Registration Rights Agreement among the Registrant and the initial stockholders*
10.4	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Sponsor*
10.5	Promissory Note in the principal amount of $200,000 held by Mana Capital LLC*
10.6	Form of Business Combination Marketing Agreement between the Registrant and Ladenburg Thalmann & Co., Inc*
10.7	Form of Private Placement Warrant Purchase Agreement between the Registrant and Mana Capital LLC*
10.8	Securities Subscription Agreement dated June 22, 2021*
10.9	Amended and Restated Subscription Agreement dated September 22, 2021*
10.10	Second Amended and Restated Subscription Agreement*
14	Code of Ethics*
23.1	Consent of Marcum, Bernstein & Pinchuk, LLP*
23.2	Consent of Becker & Poliakoff LLP (included in Exhibit 5.1)*
24	Power of Attorney (included on signature page to the initial Registration Statement)**
99.1	Form of Audit Committee Charter*
99.2	Form of Compensation Committee Charter*
99.3	Form of Nominating Committee Charter*
____________

*     Filed herewith.

**   Previously filed.

ITEM 17. UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 10th day of November, 2021.

MANA CAPITAL ACQUISITION CORP.
By:	/s/ Jonathan Intrater
Name:	Jonathan Intrater
Title:	Chief Executive Officer

Name	Position	Date
/s/ Jonathan Intrater	Chief Executive Officer	November 10, 2021
Jonathan Intrater	(Principal Executive Officer and Principal Financial and Accounting Officer) and Director

*	Director	November 10, 2021
Allan Liu

*	Director	November 10, 2021
Loren Mortman

* By:	/s/ Jonathan Intrater	November 10, 2021
Jonathan Intrater, attorney-in-fact

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